UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

PetIQ, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

McCord Christensen
Chairman and
Chief Executive Officer
Dear Fellow Stockholder:
Thank you for your support of PetIQ, Inc. (“PetIQ” or the “Company”). On behalf of our Board of Directors, we cordially invite you to attend our 2024 Annual Meeting of Stockholders to be held at our corporate headquarters at 230 East Riverside Drive, Eagle, Idaho on June 7, 2024, at 9:00 a.m. Mountain Daylight Time. Following this letter are detailed instructions regarding how to vote your PetIQ shares. Your vote is extremely important, so I encourage you to review the materials and submit your vote as soon as possible.
Significant Financial Outperformance
Our team’s commitment to our mission of delivering smarter, convenient, and affordable pet healthcare for pet parents helped us deliver a record year of growth in net sales and profitability in 2023. We reached a significant corporate milestone in 2023 with net sales crossing a billion dollars for the first time. In all four quarters of the year our financial results exceeded our expectations. This led to favorable leverage of our costs and expenses and double-digit growth in profitability, resulting in the highest annual free cash flow and the lowest net leverage ratio in the Company’s history. We are very proud to have finished 2023 significantly better than anticipated. As we begin 2024, we have confidence in our prospects for another year of growth as a leading pet health and wellness company.
Products Fuel the Growth
Pet parent demand increased for PetIQ’s portfolio of brands in 2023 across all product categories and sales channels compared to the prior year. With the backdrop of global geopolitical and economic uncertainties, the strength of PetIQ’s diverse portfolio of pet health and wellness brands increased notably year-over-year, demonstrating the resilience of the pet categories we serve and the pet industry more generally. When you look across all sales channels in 2023, we had one of the strongest seasons in the last ten years for the over-the-counter flea and tick category. Our Products segment net sales grew 21% year-over-year and continue to represent the majority of the Company’s results. PetIQ retains the largest over-the-counter animal health and wellness manufacturing and distribution portfolio with over one thousand SKUs and a dominant market share in pet prescription and over-the-counter products sold through brick and mortar retail and online channels.
2023 net sales for PetIQ’s manufactured brands increased 28% year-over-year, ahead of our annual growth expectations. We generated a higher rate of consumption and increased our market share in the categories in which we compete, including over-the-counter flea and tick, prescription medication, health and wellness and dental product offerings. The pet supplement category has more than doubled over the last four years and for the first time surpassed the over-the-counter flea and tick category in dollar volume, driven by an increase in household penetration trends along with expanded need states. We believe PetIQ is positioned very well to continue to gain share in this important category in 2024 and over the next several years. Further, our pet dental and treat offerings outperformed the category reflected by our Minties® and Pur Luv® brands generating the highest growth rate when compared to the overall categories growth leading to meaningful share gains.
Rocco & Roxie, the newest PetIQ brand acquired in January 2023, also grew well-ahead of our expectations. Rocco & Roxie’s pet product offerings primarily include stain and odor products and jerky treats. The stain and odor category is complementary and margin accretive to our existing pet products business. We chose to strategically exit several non-core Rocco & Roxie products in the first half of 2023 that we determined were not a strategic fit for us and focus on key opportunities where we believe the premium brand can extend its growth, including areas like pet supplements. Our innovation, sales and marketing and distribution teams executed our objectives swiftly, enabling us to grow the base business at a higher rate than anticipated during the year. We are very encouraged about the brand’s success in a short period of time and are excited about increasing distribution of Rocco & Roxie’s premium pet offerings as we increase advertising and promotional investments to build brand awareness and consumption over the next several years.
Strong operational and financial results further enabled us to make strategic investments to support the Company’s growth and development. Across our PetIQ brands, we generated favorable returns on our enhanced advertising and promotional efforts as evidenced by our growth compared to the prior year. The success of these efforts is a result of the detailed planning and execution of our entire team and their collaboration with our business partners. In 2024, we will be significantly increasing our advertising and promotional investments and lean into prioritized investments and initiatives that we expect to support the long-term success of our brands. We expect these efforts to drive outpaced growth in the coming year and beyond.
Optimizing Services for the Future
In our Services business in 2023, we evolved our offerings based on changes in the pet health care and veterinarian labor market, achieved greater operational efficiencies, and aligned investments in areas of our business where we are seeing the highest rates of return. In particular, our mobile community clinics fueled solid growth driven by our ability to operate more clinics than the prior year period as our team successfully matched contract veterinarian labor with pet demand.
In September of 2023, we collaborated with an existing retail partner on a new, pilot wellness center to offer a variety of pet services, including veterinary services, grooming and hygiene care. We are testing and learning together and remain optimistic about the opportunities for this format in 2024.
Late in the third quarter of 2023, we optimized our Services segment to improve future profitability. The optimization included assessing the operational and financial performance of the Company’s wellness centers since re-opening after the pandemic, the veterinary labor market in each geographic market, as well as the ability to add hygiene and grooming services. As a result of the optimization, we identified 149 underperforming wellness centers for closure in the third and fourth quarters of 2023. In the 12 months following the closing of these wellness centers, we expect to generate approximately $6.0 million of net cost savings. We expect to reinvest all cost savings into future growth, focusing primarily on our mobile community clinics and sales and marketing initiatives for PetIQ’s brands. We ended 2023 with 133 wellness centers in operation. Going forward, we will remain prudent with our wellness center growth and are optimistic about our opportunities to increase the number of pets served and dollars per pet.
Powerful Pet Health & Wellness Platform to Create Long-Term Value
At PetIQ, we have an incredible team across the country focused on consistently executing at the highest level to deliver innovative solutions for long-term growth. Together, we intend to continue to deliver on the significant opportunities to grow our business. PetIQ continues to benefit from favorable pet health and wellness industry tailwinds, including an increase in pet humanization, pet population and an increasing pet parent focus on convenient and affordable pet health and wellness products and services.
We also believe the scale of PetIQ’s diverse and complementary pet health and wellness brands will continue to fuel profitability and provide value to stockholders in 2024 and well into the future. We have demonstrated that our products business can deliver growth in various economic environments through our resiliency and growth in net sales, profitability and cash generation. We have strategically innovated to grow organically as well as identified and executed on complementary acquisitions to increase the scale and sustainable competitive advantage for the Company. We will remain disciplined in our product acquisition strategy to further build upon PetIQ’s strong foundation and leverage our team’s experience to attract more pet parents to our health and wellness offerings.
On behalf of the Board, I thank you for your investment in PetIQ. I also want to congratulate our PetIQ employees located in our corporate headquarters, facilities in Omaha, Springville and Daytona, and those working in the 39 states offering our veterinary services, that helped us deliver and outperform our expected results in 2023. Their commitment to our mission and our core values creates PetIQ’s strong culture for success. Our collaboration across the organization and with our external business partners keeps us well positioned for growth in the pet health and wellness industry as we remain focused on enhancing value for our stakeholders.
Sincerely,
McCord Christensen
Chairman and Chief Executive Officer
April 19, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 7, 2024
To the Stockholders of PetIQ, Inc.:
TIME AND DATE: Friday, June 7, 2024 at 9:00 a.m. Mountain Daylight Time PLACE: PetIQ’s headquarters at 230 East Riverside Drive, Eagle, Idaho 83616 RECORD DATE: April 12, 2024 (the “Record Date”)

ITEMS TO BE VOTED ON:
1.
To elect five directors to hold office until the annual meeting of stockholders to be held in 2025 and until their successors are duly elected and qualified (Proposal One);

2.
To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two);

3.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal Three);

4.
To approve the PetIQ, Inc. 2024 Omnibus Incentive Plan (Proposal Four); and

5.
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

HOW TO VOTE:

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

Our board of directors has fixed the close of business on April 12, 2024 as the record date for determining holders of our Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Eagle, Idaho during normal business hours for a period of ten days prior to the Annual Meeting.
By Order of the Board of Directors
Jeff Caywood
Senior Vice President, Treasurer and Secretary
Eagle, Idaho
Date: April 19, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 7, 2024.
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

PetIQ, Inc.   i

2024 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the PetIQ Inc.’s (the “Company’s” or “PetIQ’s”) 2023 performance, please review our 2023 Annual Report on Form 10-K (“Annual Report”).
2024 Annual Meeting Information

Date and Time	Location	Record Date
Friday, June 7, 2024, at 9:00 a.m. Mountain Daylight Time	PetIQ’s corporate headquarters, 230 East Riverside Drive, Eagle, Idaho 83616	April 12, 2024
Shares Outstanding as of the Record Date. 29,714,775 shares of common stock outstanding, comprised of 29,483,235 shares of Class A common stock (the “Class A Common Stock”) and 231,540 shares of Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement.
Voting. You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.
Items to be Voted on
	Proposal	Board Recommendation
1	Election of directors (page 4)	FOR
2	Ratification of Selection of Independent Registered Public Accounting Firm (page 34)	FOR
3	Approval on an advisory, non-binding basis of our executive compensation (page 62)	FOR
4	Approval of 2024 Omnibus Incentive Plan (page 64)	FOR
Board of Directors
			Board Committees(1)
Name	Director Since	Independent	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen*	2017
Allan Hall	2022	X		C
Mark First	2017	X	C		X
Scott Huff	2019	X	X		C
Kimberly Lefko	2021	X		X
Sheryl O’Loughlin	2021	X	X
Kenneth Walker	2022	X		X

(1)
“C” = Chair of Committee; “X” = Member of Committee, “*” = Chairman of the Board

PetIQ, Inc.   1

2024 PROXY STATEMENT SUMMARY
About PetIQ
PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide. PetIQ is a leading pet medication, product and wellness company delivering solutions for pet parents to help pets live their best lives through convenient access to affordable health and wellness products and veterinary services. We have two reporting segments: (i) Products; and (ii) Services.
Our Products segment consists of our product manufacturing and distribution business through which we manufacture and distribute pet medication and health and wellness products to major U.S. retail and e-commerce channels through more than 60,000 points of distribution. We focus our offerings on innovative, proprietary value-branded products sold under our brands, and leading third-party branded products for dogs and cats, including pet Rx medications, OTC medications and wellness products. Our Products are produced in and/or supported by our world-class medications manufacturing facility in Omaha, Nebraska and health and wellness manufacturing facility in Springville, Utah.
Our national veterinarian service platform operates in over 2,600 retail partner locations in 39 states providing cost effective and convenient veterinary wellness services. We offer diagnostic tests, vaccinations, prescription medications, microchipping, grooming and hygiene and wellness checks.
Full Year 2023 Highlights
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Record net sales of $1,102.0 million, increased 19.6% year-over-year, and resulted in a compounded annual growth rate of approximately 27.0% since 2017

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Product segment net sales of $968.2 million, increased 21.0% year-over-year

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Net sales for PetIQ’s manufactured products increased 28.0% and outperformed the Company’s growth expectations for the year

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Services segment net revenues of $133.8 million, increased 10.4%

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Adjusted EBITDA(1) of $104.7 million, increased 34.8% year-over-year

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Highest reported cash from operations and free cash flow in the Company’s history of $61.9 million and $52.7 million, respectively, for the year ended December 31, 2023

•
Net leverage as measured under the Company’s credit agreement was a record low 2.9x as of December 31, 2023, compared to 3.7x as of December 31, 2022

(1)
Adjusted EBITDA is a non-GAAP measures that represents EBITDA plus adjustments for transactions that management does not believe are representative of our core ongoing business including acquisition costs, restructuring, stock-based compensation

2   2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY
expense, litigation expenses, and integration and business transformation costs. Adjusted EBITDA margin is adjusted EBITDA stated as a percentage of total net sales. See Appendix A for a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure.
(2)
Free cash flow is a non-GAAP measure that consists of cash provided by operations less capital expenditures. See Appendix A for a reconciliation of free cash flow to cash provided by operations, the most comparable GAAP measure.

PetIQ, Inc.   3

PROPOSAL ONE:
ELECTION OF DIRECTORS
Recommendation of the Board
The Board recommends that stockholders vote “FOR” the election of each director nominee.
Our Board is comprised of seven directors and was historically divided into three classes, designated as Class I, Class II and Class III. In 2022, our stockholders approved an amendment to our Certificate of Incorporation to declassify our Board into a single class with directors elected to one-year terms of office beginning at the annual meeting of stockholders held in 2023.
As such, five directors are up for election at the Annual Meeting: Allan Hall, Sheryl O’Loughlin and Kenneth Walker (previously elected in 2021 for a three-year term expiring at the Annual Meeting) and McCord Christensen and Kimberly Lefko (previously elected in 2023 for a one-year term expiring at the Annual Meeting). Each of these directors is standing for election as directors at the Annual Meeting for a one-year term to expire at the annual meeting of stockholders to be held in 2025. The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, McCord Christensen, Allan Hall, Kimberly Lefko, Sheryl O’Loughlin and Kenneth Walker to stand for election as directors at the Annual Meeting.
The terms of our remaining directors (Mark First and Scott Huff) will expire at the annual meeting of stockholders to be held in 2025. As a result, all of our directors will be elected annually to one-year terms beginning at the annual meeting of stockholders to be held in 2025.
The name of each nominee, certain biographical information about each nominee, and the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee to recommend each nominee, are set forth below. Mr. Christensen, Mr. Hall, Ms. Lefko, Ms. O’Loughlin and Mr. Walker each have agreed to be nominated and to serve as a director if elected.

4   2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
Director Nominees — Term Expiring at Annual Meeting of Stockholders to be Held in 2025
MCCORD CHRISTENSEN	Chief Executive Officer and Chairman
Director since: 2017 Age: 51 Board Committees: • None
Experience
•
Mr. Christensen co-founded PetIQ in 2010 and has served as our Chief Executive Officer since our inception and as Chairman of our Board since our IPO in 2017.

•
In addition to his leadership responsibilities as Chairman and CEO, Mr. Christensen’s expertise in retail and consumer products has enabled PetIQ to deliver targeted and well-executed commercial programs and products across the retail industry.

•
Prior to founding PetIQ, gained extensive retail and management experience working for Albertson’s, Inc. and as an executive in consumer product companies selling to leading U.S. retailers.

Education
Mr. Christensen holds a Bachelor of Science in Finance from Boise State University.
Qualification
We believe Mr. Christensen’s qualifications to serve as a director of our Company include his role of Chief Executive Officer of the Company, his experience in the consumer and retail industries, his expertise in corporate strategy and development, his demonstrated business acumen and his extensive experience identifying, consummating and integrating acquisitions.

ALLAN HALL	Director
Independent Director since: 2022 Age: 60 Board Committees: • Audit
Experience
•
Retired from Deloitte in May of 2022 after serving as an Audit and Assurance Partner since 2001.

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Began his accounting career with Touche Ross in 1988.

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Significant experience serving multinational public and private companies, specializing in audits of the retail and consumer business, manufacturing and service industries.

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Served as the Office Audit Leader for Deloitte’s Boise practice from 2011 through 2022.

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In addition to his leadership roles at Deloitte, Mr. Hall is recognized as a specialist in complex accounting matters, Securities and Exchange Commission reporting issues and Public Company Accounting and Oversight Board audits.

•
Significant experience interfacing with Audit Committees and members of public company boards of directors.

Education
Mr. Hall holds a Bachelor of Science degree in Accounting from Brigham Young University.
Qualification
We believe Mr. Hall’s qualifications to serve as a director of our Company include his extensive accounting experience and service in audit roles serving multinational public and private companies.

PetIQ, Inc.   5

PROPOSAL ONE: ELECTION OF DIRECTORS
KIMBERLY LEFKO	Director
Independent Director since: 2021 Age: 51 Board Committees: • Audit
Experience
•
Chief Marketing Officer for Ace Hardware Corporation since 2018.

•
Held various positions with Weber-Stephen Products LLC including Chief Marketing Officer, General Manager and Executive Vice President of Marketing from 2013 to 2018.

•
Senior Vice President of Sales and Company Officer of Marketing for Radio Flyer from 2010 to 2013.Prior to that, served in various positions for Graco Children’s Products (a Newell Rubbermaid Company) from 2001 to 2010.

Education
Ms. Lefko holds a Bachelor of Applied Science in Marketing and Economics from Cornell University, completed Pricing and P&L Management curriculum from the Wharton School of the University of Pennsylvania, and Transformational Strategy program from the Kellogg School of Management.
Qualification
Ms. Lefko’s qualifications to serve as a director include her retail and marketing experience.

SHERYL O’LOUGHLIN	Director
Independent Director since: 2021 Age: 57 Board Committees: • Compensation
Experience
•
Co-founder of the JEDI (Justice, Equity, Diversity and Inclusion) Collaborative since 2019 and was the co-founder and former chair of the Women on Boards Project from 2019 until August 2022.

•
Served as CEO and President for REBBL Inc., a premium, organic beverage brand powered by super herbs, from January 2015 to June 2019 and the co-founder and CEO of Plum Organics from 2007 to 2011.

•
CEO for Clif Bar & Company from 1998 to 2007.

•
Served as the Executive Director for Entrepreneurial Studies at Stanford Graduate School of Business from 2011 to 2013.

•
Has served on numerous private company boards of directors, including Zuke’s LLC (2010-2014), Gardein Inc. (2013-2014), ThinkThin LLC (2013-2015), Foodstirs Inc. (2019-2020), Miyoko’s Creamery (2022-2023) and Simple Mills (2022-present).

•
Has served on numerous advisory boards, including Rip Van Wafels (2013-2017), Sugar Bowl Bakery (2015-2017), and S. Martinelli & Company (2019-present).

•
Has served on the board of directors of One Step Closer to a Sustainable Community since 2019, the board of the American Sustainable Business Council (2011-2016) and advisor to the Harvest Summit (2016-2019).

•
Author of Killing It: An Entrepreneurs’ Guide to Keeping Your Head Without Losing Your Heart. •

Education
Ms. O’Loughlin holds a Bachelor of Business Administration in Marketing from the University of Michigan and an MBA in Marketing and Finance from the Kellogg School of Management.
Qualification
We believe Ms. O’Loughlin’s qualifications to serve as a director of our Company include her experience in the consumer and retail industries.

6   2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
KENNETH WALKER	Director
Independent Director since: 2022 Age: 49 Board Committees: • Audit
Experience
•
Chief Financial Officer for Cornerstone Brands, a subsidiary of Qurate Retail Inc., a multi-billion dollar holding company for QVC, HSN, Ballard Designs, and Frontgate, among others, since July 2020.

•
Vice President of Finance and Corporate Controller for Cornerstone Brands from August 2013 to June 2020. Senior Director of Financial Planning and Accounting for Macys, Inc. for its omni-channel business from 2009 to 2013.

•
Held various roles for Procter & Gamble where he spent 13 years in roles of increasing responsibility before becoming Associate Director, Global Financial Planning and Analysis for the Family Health Business Unit.

Education
Mr. Walker holds a Bachelor of Science in Business Administration from Washington University and holds an MBA from Xavier University. Mr. Walker has also been a lecturer for various courses at Miami of Ohio University’s Farmer School of Business for the past seven years.
Qualification
We believe Mr. Walker’s qualifications to serve as a director of our Company include his financial expertise and extensive experience in the consumer and retail industries.

PetIQ, Inc.   7

PROPOSAL ONE: ELECTION OF DIRECTORS
Vote Required
The director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) as directors to serve until our annual meeting of stockholders to be held in 2025 or until their successors, if any, are duly elected and qualified, or until their earlier death, resignation or removal. In the event a director nominee fails to receive a majority of the votes cast in an election, he shall immediately tender his resignation in accordance with the procedures established by the Nominating and Corporate Governance Committee. Unless you otherwise instruct, proxies will be voted FOR election of each nominee who is listed above as a director nominee. We have no reason to believe that any nominee will be unable to serve, but in the event that a nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting your proxy may vote for the election of another person in accordance with their judgment.

8   2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
DIRECTORS AND MANAGEMENT
The following table sets forth the names and titles of PetIQ’s directors and executive officers following the Annual Meeting.
Name	Position
McCord Christensen	Chief Executive Officer and Board Chair
Michael Smith	President and Chief Operating Officer
Zvi Glasman	Chief Financial Officer
John Pearson	Executive Vice President, Services & Manufactured Products
William Carter	Executive Vice President and General Counsel
Mark First	Lead Independent Director
Allan Hall	Independent Director
Scott Huff	Independent Director
Kimberly Lefko	Independent Director
Sheryl O’Loughlin	Independent Director
Kenneth Walker	Independent Director

PetIQ, Inc.   9

PROPOSAL ONE: ELECTION OF DIRECTORS
Board of Directors
The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes, or skills that the Nominating and Corporate Governance Committee considered when recommending the directors for nomination, are set forth below (other than Mr. Christensen, Mr. Hall, Ms. Lefko, Ms. O’Loughlin, and Mr. Walker, whose information is set forth above under “— Proposal One: Election of Directors”).
Incumbent Directors — Term Expiring at Annual Meeting of Stockholders to be Held in 2025
MARK FIRST	Lead Independent Director
Independent Director since: 2017 Age: 59 Board Committees: • Compensation (Chair) • Nominating and Corporate Governance
Experience
•
Prior to our IPO, Mr. First served as a member of PetIQ Holdings, LLC’s board of managers from 2012 until 2017.

•
Managing Director for Eos Management, L.P., an affiliate of ECP Helios Partners IV, L.P. and Eos Partners, L.P. (the “Eos Funds”), where he has been employed since March 1994.

•
Investment banker with Morgan Stanley & Co. Incorporated from August 1991 until March 1994.

•
Director for several privately owned companies and has been a director for Addus HomeCare, Inc. (Nasdaq: ADUS) since 2009.

Education
Mr. First holds a Bachelor of Science from The Wharton School of the University of Pennsylvania and a Master of Business Administration from Harvard Business School.
Qualification
We believe Mr. First’s qualifications to serve as a director of our Company include his experience as a director of other public companies and his experience in business, corporate strategy, acquiring and integrating businesses, and investment matters.

10   2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
SCOTT HUFF	Director
Independent Director since: 2019 Age: 52 Board Committees: • Compensation Nominating and Corporate Governance (Chair)
Experience
•
President North America for Jack Link’s Protein Snacks since June 2022.

•
Operating partner at New Road Capital and is the owner of a retail consulting firm, Amplify Retail Consulting LLC, which he started in June 2017.

•
Held various positions at Walmart Stores, Inc. from 1994 until 2017, including Merchandise Manager, Divisional Merchandise Manager, Vice President, and Regional Vice President, and most recently Executive Vice President of the Consumables and Health & Wellness division until retirement in June 2017.

Education
Mr. Huff holds a Bachelor of Science in Marketing from Missouri State University.
Qualification
We believe Mr. Huff’s qualifications to serve as a director of our Company include his experience in the retail industry.

PetIQ, Inc.   11

PROPOSAL ONE: ELECTION OF DIRECTORS
Executive Officers
The names and certain biographical information about our executive officers are set forth below (other than Mr. Christensen, whose information is set forth above under “— Proposal One: Election of Directors”).
Zvi Glasman	Chief Financial Officer
Age: 60
Mr. Glasman has served as our Chief Financial Officer since January 2022. Prior to joining PetIQ, Mr. Glasman held various private and public company CFO positions. From January 2021 to October 2021, he was the Chief Financial Officer of Faraday Future Intelligent Electric Inc., a publicly traded electric vehicle designer, marketer and manufacturer. From 2008 to 2020, Mr. Glasman was the Chief Financial Officer of Fox Factory Holdings Corp. (“Fox”), a designer, manufacturer and marketer of high-performance products and systems used primarily on bikes, side-by-side vehicles, ATVs, snowmobiles, motorcycles, automotive, and other off-road and on-road recreational vehicles with international operations. During his twelve-year tenure as at Fox, Mr. Glasman was an integral member of the executive team having successfully helped transition the business from a privately-held company to a publicly-traded company, executing and integrating five strategic M&A transactions, and consistently aligning the organization to deliver on its stated financial objectives for 25 quarters driving both sales growth and margin expansion. Mr. Glasman began his career in public accounting as a CPA. He graduated from The Pennsylvania State University with a Bachelor of Science, Finance.

MICHAEL SMITH	President and Chief Operating Officer
Age: 46
Mr. Smith has served as President and Chief Operating Officer since June 2022. He previously served as our Executive Vice President, Products Division from May 2019 to June 2022. Prior to joining PetIQ, Mr. Smith served in various leadership roles within the Pet and Personal Care categories for Walmart, Inc., since January 2015, most recently as Senior Buying Manager — Pets from February 2017 until May 2019. He previously worked as a Director for Colgate Palmolive October 2013 to January 2015. Prior to that, he served in various roles with Walmart, Procter & Gamble and Energizer. Mr. Smith earned a Bachelor of Science in Business Administration from the University of Arkansas.

JOHN PEARSON	Executive Vice President, Services & Manufactured Products
Age: 37
Mr. Pearson has served as the Company’s Senior Vice President, Head of Services since 2022, and was appointed Executive Vice President, Services & Manufactured Products, in August 2023. Prior to joining PetIQ, Pearson served as President and Chief Executive Officer of Good2Go Stores, a multi-state convenience store chain from March 2020 to May 2022. Under his leadership at Good2Go Stores, he added 19 locations and grew revenue 85% while delivering on strategic initiatives, including site selection optimization, enhanced SOPs, floor plans and planograms, as well as building the Rewards2Go program. Additionally, from 2009 to 2020, Mr. Pearson built a very strong track record in consumer retail, working across multiple product categories in key leadership roles helping to fuel growth at Walmart Inc. He earned a bachelor’s degree in Finance from Brigham Young University and a master’s degree in Business from the University of Arkansas.

12   2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
WILLIAM CARTER	Executive Vice President and General Counsel
Age: 54
William Carter has served as our EVP & General Counsel since August 2023. Mr. Carter is an accomplished C-Suite retail and digital commerce executive with 20+ years of corporate law experience with both public traded and private companies. Prior to PetIQ, Mr. Carter served as SVP, Business for Chromadex Corp. (Nasdaq: CDXC) from June 2021 to August 2022, a partner with Dean & Carter, PLLC. from August 2022 until August 2023 and as Chief Legal Officer at Bodybuilding.com from May 2011 until October 2019. Prior to joining PetIQ, Mr. Carter was lead counsel in Albertsons, Inc.’s business law section from September 1995 to May 2005, during which he played a crucial role in shaping the legal landscape of the organization. Mr. Carter graduated from Boise State University with a Bachelor of Science in Political Science, Government & International Relations and subsequently earned a Juris Doctorate at the University of Idaho College of Law.

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In addition to the corporate governance highlights below, please see “Environmental, Social and Governance” in this Proxy Statement.
Corporate Governance Highlights

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Excellent track record of attendance at all Board and committee meetings in 2023

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Risk oversight by full Board and committees

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Comprehensive Corporate Governance Guidelines

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Strong Lead Independent Director

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Independent directors, led by Lead Independent Director, meet in executive sessions without management present

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Annual review of committee charters and Corporate Governance Guidelines

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Annual Board and committee self-evaluations

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Majority voting for the election of directors in uncontested elections

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Board diversity (2 of 7 directors are female; 1 of 7 directors is racially diverse)

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Insider Trading Policy prohibits exceptions to the no hedging of Company stock

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Board to be fully declassified in 2025

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No supermajority voting provisions in our Certificate of Incorporation

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Publish a variety of environmental, social and governance policies related to our efforts to become better stewards of our resources that are available at http://ir.petiq.com*

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Employ a member of our C-Suite responsible for oversight for our anti-bribery and anti-corruption program

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Audit Committee Charter includes oversight of information security, which includes cybersecurity

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Compensation Committee Charter includes oversight of human capital management

Board directors are independent All of our Audit, Compensation and Nominating and Corporate Governance Committee members are independent
Structure of the Board of Directors
Our business and affairs are managed under the direction of our Board. Our Board is comprised of seven directors and was historically divided into three classes, designated as Class I, Class II and Class III. In 2022, our stockholders approved an amendment to our Certificate of Incorporation to declassify our Board into a single class with directors elected to one-year terms of office beginning at the annual meeting of stockholders held in 2023. As a result, the Board will be fully declassified by the annual meeting of stockholders to be held in 2025.
Pursuant to our Bylaws, our directors are elected by a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal.

*
The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

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Board Diversity
The Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. In furtherance of this objective, the Board added Mses. O’Loughlin and Lefko as directors in 2021 and Messrs. Walker and Hall as directors in 2022. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills, and viewpoints, as well as traditional diversity concepts such as race and gender.
Below is an overview of the diversity statistics for our Board:
Board Diversity Matrix (As of April 19, 2024)
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or LatinX	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	—
Pursuant to our Corporate Governance Guidelines, directors should possess personal and professional integrity, have good business judgment, relevant experience and skills and be an effective director in conjunction with the full Board in collectively serving the long-term interests of Company stockholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.
In evaluating director candidates, our Corporate Governance Guidelines provide that the following general criteria will be considered by the Nominating and Corporate Governance Committee and the Board:
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current or recent experience as a senior executive of a public company or as a leader of another major complex organization;

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business and financial expertise;

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experience as a director of a public company;

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current or prior animal health or pet industry experience;

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government entity or regulatory experience;

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independence;

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current employment;

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diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture, and current affiliations; and

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personal and professional ethics and integrity, independent thought, practical wisdom, and mature judgment.

None of these criteria should be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, these criteria represent

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the range of complementary talents, backgrounds, and experiences that the Board believes would contribute to the effective functioning of the Board. In addition, in composing a well-rounded Board, the Board and the Nominating and Corporate Governance Committee look for those individuals who would bring a variety of complementary skills to allow formation of a Board that possesses the appropriate skills and experience to oversee the Company’s business.
Board and Committee Self-Evaluations
Each year our Board conducts a self-evaluation of itself and its committees to assess its performance effectiveness and to identify opportunities for improvement. As part of the self-evaluation process, Board and committee members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including strategy, challenges and opportunities; Board and committee meeting logistics and materials; Board and committee culture; risk oversight; and succession planning. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.
Director Independence
Our Corporate Governance Guidelines provide that a majority of the members of our Board and each member of our Audit, Compensation and Nominating and Corporate Governance Committees meet the independence criteria under listing standards for the Nasdaq Stock Market LLC (“Nasdaq”). Our Board, following consultation with our Nominating and Corporate Governance Committee, has undertaken a review of the independence of the directors and nominees for director and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that six of our seven current directors, Messrs. Hall, First, Huff and Walker and Mses. O’Loughlin and Lefko, are “independent directors” as defined under the applicable Nasdaq listing standards and the Securities and Exchange Commission (“SEC”) rules and regulations. In making that determination, our Board considered whether each director and nominee has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors
The Board met 14 times during 2023. Each of the members of the Board that served during 2023 participated in over 75% of the meetings of the Board and committees on which each Board member respectively served. Members of the Board are expected to attend each Board meeting.
The non-management directors of the Company meet at least quarterly in executive sessions of the Board without management present. Mr. First, the Lead Independent Director, presides over sessions of non-management directors.

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Committees of the Board of Directors
Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and pursuant to our Corporate Governance Guidelines only outside, independent directors serve on these committees. The current members of each committee are identified in the table below:
Board Committees(1)
Name	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen*
Allan Hall		C
Mark First	C		X
Scott Huff	X		C
Kimberly Lefko		X
Sheryl O’Loughlin	X
Kenneth Walker		X

(1)
“C” = Chair of Committee; “X” = Member of Committee, “*” = Chairman of the Board

Audit Committee Members: Allan Hall (Chairman) Kenneth Walker Kimberly Lefko
Our Audit Committee is composed of Messrs. Hall and Walker and Ms. Lefko, with Mr. Hall serving as committee chair. Our Board has determined that each of Messrs. Hall and Walker and Ms. Lefko meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq listing standards. Our Board has also determined that each of Messrs. Hall and Walker and Ms. Lefko qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm and internal audit function. Specific responsibilities of our Audit Committee include:
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appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•
evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate its services;

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determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

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reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit;

•
•
reviewing and discussing with management and our independent registered public accounting firm the Company’s quarterly and annual financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s periodic reports;

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reviewing with management and our independent registered public accounting firm significant issues that arise, if any, regarding accounting principles and financial statement presentation;

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•
reviewing and discussing with management and our independent registered public accounting firm the Company’s significant accounting policies and practices and any changes thereto;

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conferring with management regarding the scope, adequacy and effectiveness of our internal controls over financial reporting;

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discussing with management the process for assessing and managing risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such expenses;

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discussing with management the process for assessing and managing material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems, as well as our internal controls and disclosure controls and procedures relating to cybersecurity incidents;

•
regularly report to the Board and review with the full Board any issues that arise concerning: (a) the quality or integrity of the Company’s financial statements; (b) the Company’s compliance with legal or regulatory requirements; (c) the performance and independence of the Company’s independent auditor; or (d) the performance of the internal audit function;

•
establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and reviewing any such complaints received by the Company; and

•
reviewing, ratifying and approving related party transactions and overseeing all transactions between us and any related party that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our Audit Committee met four times in 2023.

Compensation Committee Members: Mark First (Chairman) Scott Huff Sheryl O’Loughlin
Our Compensation Committee is composed of Messrs. First and Huff and Ms. O’Loughlin, with Mr. First serving as committee chair. Our Board has determined that each of Messrs. First and Huff and Ms. O’Loughlin is “independent” within the meaning of applicable Nasdaq listing standards and is a “non- employee director” as defined in Rule 16b-3 under the Exchange Act. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating performance in light thereof;

•
•
determining the compensation and other terms of employment of our Chief Executive Officer and, in consultation with the Chief Executive Officer, other executive officers;

•
administering our equity-based compensation plans and other incentive compensation plans;

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•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers, as appropriate;

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reviewing incentive compensation arrangements to determine whether they encourage excessive risk-taking and reviewing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate such risk;

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reviewing, evaluating and approving the compensation of our non-employee directors; and

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reviewing and discussing with management our policies and practices related to management of human capital resources

The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee did not engage a compensation consultant in 2022.
Our Compensation Committee met three times in 2023.

Nominating and Corporate Governance Committee Members: Scott Huff (Chairman) Mark First
Our Nominating and Corporate Governance Committee is composed of Messrs. First and Huff, with Mr. Huff serving as committee chair. The responsibilities of the Nominating and Corporate Governance Committee include:
•
identifying individuals qualified to become members of our Board, consistent with criteria included in our Corporate Governance Guidelines;

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recommending director nominees to the Board;

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recommending a chairperson to the Board;

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recommending members and chairpersons of committees to the Board;

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recommending executive officers to the Board;

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reviewing and making recommendations to the Board regarding the appropriate size, performance, composition, duties, responsibilities and classes of the Board;

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overseeing the annual self-evaluation of the Board and its committees; overseeing succession planning for the Chief Executive Officer;

•
overseeing a new director orientation program and continuing education program for current directors;

•
overseeing the Company’s corporate governance practices and procedures, including Board tenure and retirement policies, if any; and

•
reviewing any proposals properly and validly submitted by stockholders for action at the annual meeting of stockholders and make recommendations to the Board regarding action to be taken in response to each such proposal.

Our Nominating and Corporate Governance Committee met three times in 2023.

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Criteria for Selection of Directors
The Nominating and Corporate Governance Committee is responsible for:
•
searching for, identifying, evaluating and recommending to the Board candidates to fill new positions or vacancies on the Board and reviewing any candidates recommended to the Board by stockholders if such recommendations are made in compliance with the requirements set forth in the Bylaws; and

•
making recommendations to the Board regarding the selection and approval of nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders of the Company.

Other Committees
Our Board may establish other committees as it deems necessary or appropriate from time to time.
Committee Charters
Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under written charters adopted by the Board. These charters are posted on the “Investor Relations” page of our website, http://ir.petiq.com. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has, at any time, been one of our executive officers or employees.
None of our executive officers currently serves, or has served during the last completed year, as a member of the Board or Compensation Committee (or other committee serving an equivalent function) of another entity that had one or more of its executive officers serving as a member of our Board.
Risk Oversight
The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing risk exposure and the Board and its committees overseeing those efforts. Management has formed a risk committee representing key functions, including human resources, legal, information technology, finance, and operations.
The Board oversees our risk management processes directly and through its three committees. The full Board considers specific enterprise-level risk topics, including risks associated with our strategic plan, business operations, capital structure and liquidity, acquisition and capital allocation program, and organizational structure. The Board also has delegated risk oversight to its committees, as described below. Each committee reports to the full Board, as appropriate, including if and when a matter rises to the level of a material or enterprise level risk.

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Committee Risk Oversight
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
The Audit Committee oversees our risk management processes, including the adequacy of disclosures relating to significant risks. The Audit Committee also performs central oversight with respect to financial, accounting, operational and tax risks and steps the Company has taken to monitor and control such exposures. In addition, the Audit committee is responsible for oversight of the process for assessing and managing material risks relating to data privacy, technology, and information security, including cybersecurity, threats, and back-up of information systems on which the full Board is briefed at least annually.	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices, including reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk. The Compensation Committee also oversees risks associated with the Company’s human capital.	The Nominating and Corporate Governance Committee oversees risks associated with corporate governance and board management, including matters related to Board diversity and CEO succession planning.
Oversight of Cybersecurity Risk
The Audit Committee reviews cybersecurity status, risks, and threats periodically. Additionally, as needed, individual directors may reach out to Company management directly with cybersecurity questions or clarifications.
We have implemented cybersecurity processes and procedures in coordination with cybersecurity risk mitigation tools and services designed to help prevent, detect, and eradicate cybersecurity incidents. Our Chief Information Officer (“CIO”), who has more than 30 years of IT experience, has overall accountability for cybersecurity. The Cybersecurity Manager reports to the CIO. The Cybersecurity manager, who has overall responsibility for assessing and managing cybersecurity risk as well as managing and monitoring the cybersecurity technology stack, has more than 20 years of IT experience and is an ANSI/EC-Council certified CISO.
Our cybersecurity incident management processes include processes to assess the impact of an incident for reporting purposes, as well as escalation procedures for incidents (based on severity, risk, and impact) that can flow communications and decisions up through the CIO, Executive/Senior Leadership, and the Audit Committee as needed.
We have never experienced a material cybersecurity incident.
Board of Directors’ Leadership Structure
Our Corporate Governance Guidelines provide that the role of Chairman of the Board may be held by both management and non-management directors, as recommended by the Nominating and Corporate Governance Committee. The Chairman of our Board is currently our Chief Executive Officer, McCord Christensen. The Board believes that Mr. Christensen is best situated to serve as Chairman because he founded the Company, is the director most familiar with our business and is best suited to formulate, lead the discussion of, and execute our strategy.
Our Board has appointed Mr. First to serve as Lead Independent Director to preside over meetings of our independent directors, serve as the liaison between our Chairman and the independent directors and

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perform additional duties as our Board may otherwise determine or delegate from time to time. While serving as Lead Independent Director, Mr. First has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion The Board has determined that the current Board leadership structure is appropriate for PetIQ for the following reasons:
•
the current structure is working well and the Lead Independent Director is highly effective in his role;

•
there are effectiveness and efficiency advantages of having the same person serve as Chairman of the Board and Chief Executive Officer including significant knowledge of the Company’s history, customers and market opportunities, and extensive retail industry strategy experience;

•
the Board has open discussions and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;

•
the current size, focus, and organizational structure of the Company allows the Chairman of the Board and Chief Executive Officer roles to be effectively combined; and

•
the independent directors meet regularly in private sessions to discuss issues regarding the Company under the leadership of the Lead Independent Director.

Corporate Governance Documents
The Board has adopted Corporate Governance Guidelines, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. We are committed to high standards of business integrity and corporate governance. All of the Company’s corporate governance documents are published on the Company’s website at http://ir.petiq.com and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance documents from time to time. We recently made substantial edits to various policies. Please see “Environmental, Social and Governance” in this Proxy Statement.
If we make any substantive amendments to our Code of Ethics or grant any of principal executive officer, principal financial officer and principal accounting officer or controller or person performing similar functions any waiver, including any implicit waiver, from a provision of our Code of Ethics, we will disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K.
The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Communications with the Board of Directors
The Board welcomes communications from the Company’s stockholders and other interested parties. Pursuant to our Corporate Governance Guidelines, stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Independent Director or any other director in particular to PetIQ, Inc., Attention: Corporate Secretary, 230 East Riverside Drive, Eagle, Idaho 83616. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Secretary of the Company will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Secretary may forward the communication to the executive officer or Chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of

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the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Director Nomination by Stockholder Procedures
The Nominating and Corporate Governance Committee has the responsibility for reviewing and recommending to the Board candidates for director positions. The Nominating and Corporate Governance Committee will consider nominations made by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, as described above under “— Criteria for Selection of Directors,” based on whether the nominee is recommended by a stockholder or whether the recommendation comes from another source. Pursuant to Section 1.11 of our Bylaws, nominations of persons for election to the Board at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by us with the SEC.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to PetIQ, Inc., Attention: Corporate Secretary, 230 East Riverside Drive, Eagle, Idaho 83616. A copy of our Bylaws has been filed as Exhibit 3.1 to our Current Report on Form 8-K with the SEC on October 31, 2022.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE
As a vertically integrated manufacturer and distributor of pet products and a trusted provider of veterinary services, PetIQ is dedicated to giving pet parents convenient access to affordable care that enhances the lives of their pets. We are committed to developing products that are safe, innovative, effective, accessible, and environmentally friendly. Within the organization and in our interactions with partners and retailers, we strive to maintain strong standards of safety, health, quality, security, and environmental protection to reduce energy consumption from non-renewable sources, reduce workplace risk, provide a safe working environment for employees and our commitment to product quality and regulatory compliance helps eliminate product losses and community exposure to hazardous substances.
ESG Oversight
Our environmental, social and governance (“ESG”) efforts are guided by our Executive Vice President and General Counsel and overseen by our Board. Our Board is responsible for reviewing and approving ESG policies and provides guidance on our ESG initiatives and priorities. Our Compensation Committee is responsible for oversight of human capital management and our Board includes directors that possess knowledge, skills, and experience, in ESG-related topics, specifically diversity and inclusion.
Our Executive Vice President and General Counsel is responsible for providing updates on ESG to the Board on a quarterly basis. The Executive Vice President and General Counsel also maintains oversight of our anti-bribery and anti-corruption program, Environmental Health and Safety Policy, Insider Trading Policy, Code of Ethics for Senior Financial Officers and Code of Business Ethics.
We have identified a number of subject matter experts and representatives throughout the Company that support our ESG efforts and disclosure. These individuals represent functions including human resources, operations, legal and finance.
Environmental, Health and Safety
We strive to develop products that are safe, effective and environmentally friendly. Throughout our operations, we are committed to reducing workplace hazards and managing environmental risks. In 2022, we implemented a new Environmental, Health & Safety Policy to formalize and communicate our standards to uphold occupational safety, mitigate health risks and protect the environment throughout our operations.
All Company locations must comply with the Occupational Safety and Health Act (“OSHA”) and other applicable federal and state regulatory safety and environmental requirements and are subject to outside compliance audits. PetIQ’s legal, quality and regulatory departments have established standard operating procedures to ensure product quality, regulatory compliance and waste reduction. PetIQ maintains a 24/7 anonymous hotline through which anyone can report concerns regarding quality, safety or a range of other concerns as needed.
PetIQ is dedicated to implementing responsible practices throughout our entire supply chain. We prioritize the continuous monitoring of materials used in our products, supply chain, and operations. To achieve this, we work closely with our key suppliers and utilize a multidisciplinary approach involving various teams such as regulatory, supply chain/operations, R&D, legal, and quality. Our product stewardship approach focuses on minimizing the use of hazardous chemicals and substances of concern, while carefully managing critical materials in our products, packaging, and manufacturing processes to ensure compliance with applicable regulations. Additionally, we are notified of any changes to hazardous chemical requirements and take into consideration customer preferences related to materials of concern in finished goods. Overall, we are committed to upholding high standards for product safety and sustainability across all our operations.
PetIQ is committed to offering outstanding customer support and providing resources that our customers require. We have a team of knowledgeable professionals who are readily available by telephone and email to assist and offer support to our customers. Our team is dedicated to answering any questions

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and providing guidance on our products and services whenever needed. We provide support on a wide range of questions, including product usage instructions, dosage guidelines, potential side-effects, and proper storage and handling. With our dedicated team of experts, our customers can rest assured that they are receiving the best possible support and guidance in using our products and services effectively and safely.
We recognize that climate change attributed to human behavior is causing companies to consider eco-friendly alternatives and/or more carbon neutral processes, manufacturing techniques, waste reduction, recycling and improved operational and energy efficient facilities. Some states and the Securities and Exchange Commission are considering or have implemented rules that would require companies to disclose their carbon footprint. While we will continue to produce high-quality products and services that meet or exceed customer expectations, we will continue to assess methods of production and distribution that reduce impact on climate. Our assessment may include new forms of packaging, production methods that reduce water and power usage, reductions in landfill waste, distribution using electric vehicles in lieu of diesel burning vehicles, etc.
One of the key indicators of our success in this regard is our track record of never having a product recall which involves significant use of resources, increases in waste, re-work, power and resource consumption. This achievement is a testament to the rigorous quality control processes and standards that we have in place across our operations. Our compliance/quality systems are designed in part to support our commitment to sustainability. From the sourcing of raw materials and manufacturing processes to the testing and inspection of finished products, we prioritize quality at every step in our production chain. While we recognize that product recalls are an unfortunate reality for many companies, we are proud of our track record and remain committed to upholding the highest standards of quality and safety in everything we do.
Diversity Equity & Inclusion
PetIQ believes that creating an environment that embraces diverse backgrounds and perspectives leads to a stronger, more engaged workforce. Our commitment to fostering a diverse, equitable, and inclusive environment is key to our mission of providing high quality, innovative solutions that advance the industry and improve the lives of pets and pet parents.
We are proud to highlight our ongoing efforts and commitment to Diversity, Equity, and Inclusion (“DEI”). Our DEI initiatives are aimed at creating a diverse and inclusive workplace where employees feel valued, respected, and empowered. Our key DEI initiatives include:
•
Diverse Workforce: We are dedicated to building a diverse workforce that reflects the communities we serve and the customers we support. We actively promote diversity in our recruitment, hiring, and promotion processes, and strive to create an inclusive culture that embraces differences in age, gender, race, ethnicity, sexual orientation, disability, and other characteristics.

•
Inclusive Leadership: We believe that inclusive leadership is critical to fostering a culture of belonging and empowering employees to reach their full potential.

•
Equal Opportunity and Fair Treatment: We are committed to providing equal opportunity and fair treatment to all employees, regardless of their background. We have policies and practices in place to prevent discrimination, harassment, and bias in the workplace, and we take prompt and appropriate action to address any reported concerns.

•
Inclusive Workplace Policies: We have established inclusive workplace policies that promote equal treatment and respect for all employees. These policies include anti-discrimination and anti-harassment policies, and accommodations for employees with disabilities, and reasonable accommodation of religious beliefs, among others. We regularly review and update these policies to ensure they align with best practices and reflect our commitment to DEI.

Our DEI initiatives are integral to our organizational values, culture, and long-term success. We are committed to promoting diversity, equity, and inclusion at all levels of our organization and fostering a workplace where all employees can thrive, contribute their unique perspectives, and achieve their full potential.

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2023 Diversity Metrics
•
Workforce Gender Diversity: 73% female

•
Workforce Racial/Ethnic Diversity: 40%

Community & Public Policy Engagement
Throughout the year, we support the communities in which we operate through charitable donations and employee engagement. In 2023, we made charitable contributions to 19 new organizations, including the St. Augustine Humane Society, Midlands Humane Society, and Friends of Costco Guild. We also continued our support of organizations in our communities, such as the Idaho Humane Society Inc., the Idaho Food Bank, and the Flagler Humane Society. In addition to charitable initiatives, we donate excess products to pet shelters and pet rescue partners to reduce waste. We also offer opportunities for employees to volunteer within the local community.
On occasion, we also engage in public policy and lobbying, both directly and indirectly through industry associations, to support our commitment to protect and advocate for pets and pet parents. In 2023, we engaged with and participated in associations including the Animal Policy Group, LLC, American Pet Products Association (APPA), Better Business Bureau, the National Animal Supplement group, the Generic Animal Drug Alliance, and the National Animal Supplement Council. Our public policy engagement standards are outlined in our Anti-Bribery and Anti-Corruption Policy, which is overseen by our Executive Vice President and General Counsel.
2023 Charitable Contribution & Lobbying Metrics
•
Charitable Contributions = $218,812

•
Lobbying and Advocacy Groups = $134,370

Governance
We believe in transparent, honest communication, and doing what’s right for our partners, colleagues, pets and pet parents. We are committed to upholding the highest degree of integrity throughout the organizations and have a Code of Business Ethics & Conduct that applies to all employees, officers and directors, including our subsidiaries, regardless of seniority level. Our Code of Business Ethics & Conduct and Anti-Bribery, Anti-Corruption Policy are available on our website at https://ir.petiq.com/corporate-governance/highlights. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
In conclusion, our ESG commitments are embedded in our corporate culture and strategic decision-making process. We believe that by prioritizing environmental, social, and governance considerations, we are well-positioned to create sustainable value for our stakeholders, contribute positively to society, and drive long-term, responsible growth.

26   2024 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION
Summary of Non-Employee Director Compensation Arrangements
Director Compensation
The Company’s non-employee director compensation program consists of the following components:
•
Annual Cash Retainer — for 2023, each non-employee director was entitled to receive an annual cash retainer of $60,000 in consideration for his or her service on the Board.

•
Committee Chair Retainers — in addition, for 2023, each non-employee director serving as the chair of a committee of the Board received a cash fee, as applicable, of $10,000 (for the chairs of the Compensation and Nominating and Corporate Governance Committees) or $20,000 (for the chair of the Audit Committee).

•
Equity Grants — finally, each non-employee director received an annual restricted stock unit award in 2023 with a grant date fair value of $90,000 (rounded up to the nearest whole share), vesting on the one-year anniversary of the date of grant based on continued service as a director through such date.

2023 Non-Employee Director Compensation
The following table presents information regarding the compensation earned or paid during 2023 to our non-employee directors who served on the Board during the year. Employee directors do not receive compensation for their service as members of the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
Mark First(2)	72,500	90,000	162,500
Allan Hall	80,000	90,000	170,000
Scott Huff(3)	65,000	90,000	155,000
Kimberly Lefko	60,000	90,000	150,000
Sheryl O’Loughlin	60,000	90,000	150,000
Kenneth Walker	60,000	90,000	150,000

(1)
The amounts reported in this column represent for each non-employee director, the grant date fair value of the annual restricted stock unit award granted on June 21, 2023. All annual restricted stock unit awards vest in full on the first anniversary of the grant date, provided that the applicable director continues to serve as a director through such date. The grant date fair value of each award was calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, each non-employee director held outstanding equity awards consisting of 6,077 unvested restricted stock units.

(2)
The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds (as defined below).

(3)
The cash fees owed to Mr. Huff were paid to an entity affiliated with Mr. Huff.

Mr. Christensen, our Chief Executive Officer, is also the Chairman of our Board but does not receive any additional compensation for his service on the Board. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Christensen.

PetIQ, Inc.   27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of April 12, 2024 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock, on an as-converted basis;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 12, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The percentage of shares beneficially owned shown in the table below is based upon 29,714,775 shares of Common Stock outstanding as of April 12, 2024, comprised of 29,483,235 shares of Class A Common Stock and 231,540 shares of Class B Common Stock.
Except as otherwise noted below, the address for persons listed in the table is c/o PetIQ, Inc., 230 East Riverside Drive, Eagle, Idaho 83616.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power
	Number	Percentage	Number	Percentage
5% Stockholders
Eos Funds(1)	1,972,687	6.7%	—	—	6.6%
BlackRock, Inc.(2)	2,911,862	9.9%	—	—	9.8%
James Nathan Clarke(3)	1,690,802	5.7%	—	—	5,7%
The Vanguard Group(4)	2,147,759	7.3%	—	—	7.2%
Named Executive Officers and Directors
Allan Hall(5)	6,730	*	—	—	*
McCord Christensen(6)	511,376	1.7%	114,027	49.2%	2.1%
Mark First(1)(5)	1,985,157	6.7%	—	—	6.7%
Scott Huff(5)	12,117	*	—	—	*
Kimberly Lefko(5)	8,745	*	—	—	*
Sheryl O’Loughlin(5)	8,745	*	—	—	*
Kenneth Walker(5)	7,286	*	—	—	*
William Carter(7)	—	*	—	—	*
Zvi Glasman(8)	44,056	*	—	—	*
R. Michael Herrman(9)	14,764	*	—	—	*
John Pearson(10)	12,975	*	—	—	*
Michael Smith(11)	148,431	*	—	—	*
Total Executive Officers and Directors as a Group (11 Persons)	2,745,618	9.2%	114,027	49.2%	9.5%

*
less than 1%

28   2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
(1)
Includes 1,660,344 shares of Class A Common Stock held by Eos Helios Partners IV, L.P. and 312,343 shares of Class A Common Stock held by Eos Partners, L.P. (collectively, the “Eos Funds”), which are affiliates of Eos Management, L.P. As Managing Director of Eos Management, L.P., Mr. First has voting and investment control over and may be considered the beneficial owner of the Class A Common Stock owned by the Eos Funds. Mr. First disclaims any beneficial ownership of the Class A Common Stock owned by the Eos Funds. The principal business address for the Eos Funds is 437 Madison Avenue, New York, NY 10022. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2022 with respect to the ownership of the Eos Funds.

(2)
The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Information contained in the table above and this footnote is based solely on a report on Schedule 13/A filed with the SEC on February 1, 2023.

(3)
Includes 353,703 shares of Class A Common Stock held by Labore et Honore LLC and 71,022 shares of Class A Common Stock held by Clarke Capital Partners LLC (collectively, the “Clarke Capital Entities”). Mr. Clarke is the Manager of the Clarke Capital Entities and has voting and investment control over and may be deemed to be the beneficial owner of the shares of Class A Common Stock held by the Clarke Capital Entities. Also includes 239,916 shares of Class A Common Stock owned by the James N. Clarke Irrevocable Trust, the trustee of which is Mr. Clarke’s spouse, Andrea M. Clarke, 924,673 shares of Class A Common Stock held by the JNC 101 Trust, the trustee of which is Mrs. Clarke, and 101,488 shares of Class A Common Stock held by the Andrea M. Clarke Irrevocable Trust, dated December 27, 2012, of which Mr. Clarke is the trustee. The principal business address of the foregoing persons is 5152N Edgewood Drive, Suite 375, Provo, UT 84604. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 11, 2022.

(4)
The principal business address of The Vanguard Group. is 100 Vanguard Boulevard, Malvern, PA 19355. Information contained in the table above and this footnote is based solely on a report on Schedule 13/A filed with the SEC on February 13, 2024.

(5)
Excludes 6,077 unvested restricted stock units.

(6)
Includes 365,700 vested non-qualified stock options held by Mr. Christensen and excludes 13,321 unvested non-qualified stock options and 335,644 unvested restricted stock units. Also, includes shares of Class B Common Stock held by Christensen Ventures, LLC (“Ventures”). Mr. Christensen is the manager of Ventures and exercises voting and investment control over all shares held by Ventures.

(7)
Excludes 46,033 unvested restricted stock units.

(8)
Includes 18,257 vested non-qualified stock options held by Mr. Glasman and excludes 18,256 unvested non-qualified stock options and 93,926 unvested restricted stock units. Also includes 1,600 shares of Class A Common Stock held by the Zvi and Marlise Glasman Family Trust, of which Mr. Glasman and his spouse are trustees and beneficiaries.

(9)
Mr. Herman was terminated without cause by the Company on August 2, 2023 from his position as Executive Vice President, General Counsel and Secretary. He is included in this table because he is a named executive officer for the year ended December 31, 2023, but he is not counted for purposes of aggregating beneficial ownership of directors and executive officers as a group. Information contained in the table above and this footnote is based solely on a report on Form 4 filed with the SEC on March 14, 2023.

(10)
Excludes 87,962 unvested restricted stock units.

(11)
Includes 81,528 vested non-qualified stock options held by Mr. Smith and excludes 3,505 unvested non-qualified stock options and 313,218 unvested restricted stock units.

PetIQ, Inc.   29

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2023 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except for a Form 4 for Zvi Glasman filed on January 11, 2023 with respect to a transaction that occurred on January 3, 2023.

30   2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board has a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. The policy covers any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are to be a participant and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, as determined by the Audit Committee. Related party transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. All related party transactions must be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.
Related Party Transactions
Chris Christensen, the brother of CEO, McCord Christensen, is an agent at Moreton Insurance (“Moreton”), which acts as a broker for a number of the Company’s insurance policies. The Company’s annual premium expense, which is paid at a variety of times throughout the year and is generally paid directly to the relevant insurance company, amounted to $7.1 million in 2023. Mr. Chris Christensen earns various forms of compensation based on the specifics of each policy.
Katie Turner, the spouse of CEO, McCord Christensen, is the owner of Acadia Investor Relations LLC, (“Acadia”) which acts as the Company’s investor relations consultant. Acadia has been paid $0.2 million for the year ended December 31, 2023.
Mike Glasman, the brother of CFO, Zvi Glasman, acted as a broker in connection with the Company’s entry into a Master Services Agreement with Syndeo, LLC d/b/a Broadvoice (“Broadvoice”) in February 2023 for the provision of certain information technology related services. The amount to be paid to Broadvoice over the 39-month agreement is $0.4 million. $0.05 million was paid to Broadvoice for the year ended December 31, 2023. Mr. Glasman earns various fees based on the services provided by Broadvoice.
John Pearson, Executive Vice President, Services & Manufactured Products, received a loan totaling $0.9 million during the second quarter of 2022 to facilitate his relocation to the Boise, Idaho area. The loan was fully repaid in the second quarter of 2023 and was not outstanding at any time that Mr. Pearson was an executive officer of the Company. Mr. Pearson paid interest of $0.01 million to the Company for the period the loan was outstanding.

PetIQ, Inc.   31

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:
•
the integrity of our financial statements;

•
our accounting and financial reporting processes;

•
audits of the Company’s financial statements;

•
systems of internal control over financial reporting;

•
compliance with legal and regulatory requirements;

•
our systems and policies to monitor and manage the Company’s major financial risk exposures and material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems;

•
the process for assessing and managing information security risk, and information security best practices, policies, and legal and regulatory risk;

•
the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and

•
the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, KPMG, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee will evaluate the qualifications, performance, tenure, and independence of the Company’s independent auditor and determine, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. KPMG has audited our financial statements since 2014.
The Audit Committee is currently composed of three independent directors, Messrs. Hall and Walker and Ms. Lefko, each of whom qualifies as an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our 2023 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2023 with management.

(2)
The Audit Committee has discussed with KPMG, our independent registered public accounting firm for fiscal year 2023, the matters required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) standards.

(3)
The Audit Committee has received the written disclosures and the letter from KPMG pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communications

32   2024 Proxy Statement

AUDIT COMMITTEE REPORT
with the Audit Committee concerning independence, and has discussed with KPMG its independence, including whether the provision of non-audit services to us is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services.
Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in PetIQ’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, for filing with the SEC.
The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.
Respectfully submitted by:
THE AUDIT COMMITTEE
Allan Hall (Chair)
Kimberly Lefko
Kenneth Walker

PetIQ, Inc.   33

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS
Recommendation of the Board
The Board recommends that stockholders vote “FOR” the ratification of the Company’s independent auditors.
The Audit Committee has selected KPMG as the Company’s independent accountants for fiscal year 2024, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.
Fees Paid to Independent Accountants
The following table sets forth the aggregate fees billed for various professional services rendered by KPMG:
	2023	2022
Audit Fees(1)	$2,230,000	$2,195,000
Audit-Related Fees(2)	14,900	1,053,700
Tax Fees	—	—
All Other Fees	—	$—
Total Fees	$2,244,900	$3,248,700

(1)
Audit fees include fees associated with the annual audit of our consolidated financial statements and reviews of the Company’s quarterly reports on Form 10-Q and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)
Audit-related fees relate to acquisition related due diligence services and work paper review.

All services listed in the above table were approved by the Audit Committee.
We expect representatives of KPMG to be available at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

34   2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
The Compensation Committee of our Board of Directors, which we refer to herein as the “Committee,” is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy and executive compensation programs. The Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers, including the named executive officers, are similar to those provided to executive officers at comparable companies in similarly situated positions.
Named Executive Officers
For 2023, our named executive officers and their respective titles are as follows:
•
McCord Christensen, Chief Executive Officer

•
Zvi Glasman, Chief Financial Officer

•
Michael Smith, President and Chief Operating Officer

•
John Pearson, Executive Vice President, Services & Manufactured Products

•
William Carter, Executive Vice President and General Counsel

•
R. Michael Herrman, Former Executive Vice President, General Counsel & Corporate Secretary

2023 Management Changes
Mr. Carter was appointed Executive Vice President and General Counsel of the Company effective August 28, 2023, following the Company’s termination of Mr. Herrman’s employment on August 2, 2023. For descriptions of the arrangements entered into between the Company and each respective named executive officer in connection with these changes, please see the headings below entitled, “William Carter New Hire RSU Award” and “R. Michael Herrman Separation Benefits.”
The Board promoted Mr. Pearson to the role of Executive Vice President, Services & Manufactured Products, effective August 2, 2023. Mr. Pearson previously served as Senior Vice President and Head of Services of the Company.
Compensation Philosophy and Objectives
The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at companies with, among other things as discussed in greater detail below, similarly sized revenues. To that end, the Committee believes that executive compensation packages provided by us to our executives, including to our named executive officers, should include both cash and equity-based compensation that rewards performance as measured against established goals.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer annually reviews the performance of each of our named executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments

PetIQ, Inc.   35

COMPENSATION DISCUSSION AND ANALYSIS
and annual incentive award target and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to executives.
The Committee has final approval over all compensation decisions for our named executive officers and approves recommendations regarding cash and equity awards to all of our executive officers.
Stockholder Feedback
At our 2023 annual meeting of stockholders, a strong majority of our stockholders approved our executive compensation structure in a “say-on-pay” advisory vote, with over 83% voting in favor of our executive compensation structure. Accordingly, the Committee determined to not to make any changes to our executive compensation program as a direct result of the advisory vote.
Setting Executive Compensation
Based on the foregoing objectives, the Committee has structured our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Committee considers a variety of factors, including market demands, internal equity and external surveys which provide insight into and guidance on the pay practices of similar companies. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.
Executive Compensation Components
The principal components of compensation for our named executive officers are:
•
base salary;

•
annual incentives; and

•
long-term incentive awards.

Base Salary
We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries established for our named executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Committee and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide our named executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance. The initial base salary for our named executive officers is established in their employment agreements.
Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other material change in job responsibility. Merit-based increases to salaries of the executives, including our named executive officers, are based on the Committee’s assessment of the individual’s performance.
In reviewing base salaries of our executives, the Committee primarily considers:
•
historical base salary levels;

•
scope and/or changes in individual responsibility;

•
internal analysis of the executive’s compensation, both individually and relative to other officers; and

•
individual performance of the executive.

The Committee reviews these criteria collectively but does not assign a weight to any criterion when setting base salaries. Each base salary adjustment is made by the Committee subjectively based upon the foregoing.

36   2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The following table sets forth the 2022 and 2023 annual base salary rates for the named executive officers.
Name	2022 Base Salary Rate ($)	2023 Base Salary Rate ($)	Percentage Increase
McCord Christensen(1)	997,500	1,047,375	5.0%
Zvi Glasman(1)	525,000	551,250	5.0%
Michael Smith(1)	700,000	735,000	5.0%
John Pearson(2)	—	537,000	—%
William Carter(3)	—	400,000	—%
R. Michael Herrman(1)	450,000	472,500	5.0%

(1)
In January 2023, the Board approved the Company’s 2023 budget, which included base salary increases of 5% for Messrs. Christensen, Glasman, Smith, and Herrman, effective January 1, 2023, to reflect cost of living adjustments and inflation.

(2)
Mr. Pearson was not an executive officer (or a named executive officer) in 2022. His initial 2023 base salary rate in the role of Senior Vice President and Head of Services was $437,824, and effective August 2, 2023, in connection with his promotion to the role of, and the significant expansion of his responsibilities as, Executive Vice President, Services & Manufactured Products, the Committee approved an increase in his base salary to $537,000.

(3)
Mr. Carter joined the Company in August 2023.

Annual Incentives
Our named executive officers are eligible for annual cash bonuses based on Company performance, with payment amounts determined by the Committee based on the Committee’s assessment of performance for the applicable year. The annual incentive plan is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Committee.
Each named executive officer is assigned an annual target bonus opportunity for an annual cash bonus expressed as a percentage of such executive’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual cash bonus also increases, generally making up a larger portion of the executive’s total compensation. Our named executive officers’ annual cash bonuses are 100% based on the Company’s achievement of performance against predetermined goals.
The following table sets forth the 2023 annual target bonus opportunities for the named executive officers.
Name	Target Bonus as % of Base Salary	Target Bonus ($)
McCord Christensen	100%	1,047,375
Zvi Glasman	100%	551,250
Michael Smith	100%	735,000
John Pearson	100%	537,000
William Carter(1)	100%	138,082
R. Michael Herrman	100%	472,500

(1)
Per the terms of his offer letter, Mr. Carter’s 2023 annual cash bonus opportunity was prorated, as shown in this table, to reflect his start date in August 2023.

For 2023, the Committee determined to use Segment Adjusted EBITDA as the sole annual incentive performance measure because it is the primary measure used to evaluate the effectiveness of the management team’s business strategies. Segment Adjusted EBITDA is utilized solely for determining incentive compensation and is defined as Adjusted EBITDA, a non-GAAP financial measure (see Appendix A, “Reconciliation of non-GAAP Financial Measures” for information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure), as further adjusted to include non same-store operating results related to the Services segment wellness centers with less than six full quarters of operating results, and pre-opening expenses.

PetIQ, Inc.   37

COMPENSATION DISCUSSION AND ANALYSIS
In February 2023, the Committee set a Segment Adjusted EBITDA target range for 2023 of $97 million to $103 million. The Committee set a target range rather than a specific target given uncertain macroeconomic conditions existing at the time that the 2023 performance goals were being determined. The Committee also believed that using a target range would reduce compensation risk and better align the interests of management and stockholders to encourage management to invest in long-term growth potentially at the expense of short-term Segment Adjusted EBITDA. The Committee determined that the 2023 annual cash bonuses would be payable based on Segment Adjusted EBITDA reaching the performance levels set forth in the table below, with linear interpolation being used between the specified performance levels (threshold and the bottom of the target range; the top of the target range and maximum) to determine the bonus payout percentage. In determining the achievement of Segment Adjusted EBITDA, consistent with our pay-for-performance philosophy of providing incentive awards for delivering operating results, the Committee deemed it appropriate to exclude from the Company’s financial performance results: (i) up to an additional $3.7 million in advertising and promotional spend during 2023 to drive long-term growth and (ii) certain severance costs, as each constituted a significant unplanned, unbudgeted item.
Performance Level	Segment Adjusted EBITDA		Level of Achievement of Segment Adjusted EBITDA (% of Target)	Bonus Payout Percentage
Threshold	$85.0 million		85% or less	0%
Target (range)	Bottom of range:	$97.0 million
	Midpoint:	$100.0 million
	Top of range:	$103.0 million	100%	100%
Maximum	$115.0 million		115% or above	150%
Segment Adjusted EBITDA achieved by the Company for 2023, including the adjustments described above, was $116.9 million, which resulted in performance at approximately 116% of the midpoint of the Segment Adjusted EBITDA target range (i.e., achievement of the maximum level of Company performance).
The following table sets forth the 2023 annual cash bonuses earned by the named executive officers with respect to Company performance.
Name	2023 Annual Incentive Payout Percentage (% of Target)	2023 Annual Bonus ($)
McCord Christensen	150%	1,571,063
Zvi Glasman	150%	826,875
Michael Smith	150%	1,102,500
John Pearson	150%	805,500
William Carter(1)	150%	207,123
R. Michael Herrman(2)	—	—

(1)
Per the terms of his offer letter, Mr. Carter’s 2023 annual cash bonus was prorated to reflect his start date in August 2023.

(2)
Mr. Herrman terminated employment in August 2023 and did not receive a 2023 annual cash bonus.

Also, in recognition of his outsized performance in his short time at the Company in 2023, particularly with respect to implementing significant reductions in outside legal spend during the last four months of 2023, the Committee determined to provide Mr. Carter with an additional $50,000 discretionary bonus.
Long-Term Incentive Awards
We established the Amended and Restated 2017 Omnibus Incentive Plan (as subsequently amended, the “Omnibus Plan”) in connection with our initial public offering in 2017, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the

38   2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and performance units), and other stock or cash-based awards.
2023 LTI Program
In August 2018, the Committee adopted a long-term incentive award program (the “LTI Program”) under the Omnibus Plan, pursuant to which equity awards are made on an annual basis to certain employees of the Company, including our named executive officers. Each participant has an LTI target representing a percentage of base salary that is used to determine the total grant date value of the participant’s LTI Program award. The percentage of a participant’s LTI Program target that is ultimately awarded is determined based on the level of Segment Adjusted EBITDA achieved by the Company in the year prior to the year of grant, as compared to the predetermined threshold, target, and maximum performance levels and the Segment Adjusted EBITDA budget set for each year by the Committee (“Performance-Based Condition”). A participant will only receive an award under the LTI Program to the extent that they remain employed by the Company on the grant date.
The Committee determined that the size of an eligible named executive officer’s 2023 LTI award would be based on Segment Adjusted EBITDA reaching the performance levels set forth in the table below, with linear interpolation being used between the specified performance levels to determine such amount.
Performance Level	Level of Achievement of Segment Adjusted EBITDA Based Against Budget	Percentage of Performance-LTI Target Awarded
Threshold	More than 85%	50%
Target	100%	100%
Maximum	115% or above	115%
The Segment Adjusted EBITDA budget set by the Committee for 2022 was originally $100 million. In July 2022, after considering the Company’s revised outlook for 2022 in light of slowing overall category growth and changes in consumer spending given the macroeconomic climate, the Committee determined to exercise its discretion to revise the Segment Adjusted EBITDA target for 2022 to $94 million. The Segment Adjusted EBITDA achieved by the Company in 2022 was $94.1 million, which resulted in performance at slightly above target. Despite the above-target performance on an as adjusted basis, the Committee determined to exercise negative discretion and limit the amount of each 2023 LTI award to 100% of target.
The following table sets forth the 2023 LTI award opportunities for the named executive officers (other than Mr. Carter, who had not yet commenced employment with the Company). Since the Performance-Based Condition was achieved at target for the named executive officers, they were eligible to receive 100% of their respective 2023 LTI award opportunities:
Name	2023 LTI Award Opportunity (% of 2022 Base Salary)
McCord Christensen	200%
Zvi Glasman	100%
Michael Smith	100%
John Pearson	100%
R. Michael Herrman	100%
Consistent with the Company’s 2022 LTI awards, the 2023 LTI awards granted to the Company’s named executive officers in February 2023 consisted solely of restricted stock units (“RSUs”), which vest ratably in annual installments over four years from the date of grant, generally based on a participant’s continued employment with the Company through each vesting date.

PetIQ, Inc.   39

COMPENSATION DISCUSSION AND ANALYSIS
Based on their respective 2023 LTI award opportunities, each named executive officer (other than Mr. Carter, who had not yet commenced employment with the Company) received a grant of RSUs pursuant to the LTI Program in 2023 in the amounts set forth below:
Name(1)	Restricted Stock Units (#)
McCord Christensen	196,552
Zvi Glasman	51,725
Michael Smith	68,966
John Pearson	40,887
R. Michael Herrman(2)	44,335

(1)
Mr. Carter joined the Company in August 2023 and thus was not eligible to receive a 2023 LTI award. For a description of Mr. Carter’s new-hire RSU award, please see the heading below entitled, “William Carter New Hire RSU Award.”

(2)
Mr. Herrman forfeited all outstanding and unvested equity awards in connection with his termination of employment.

Michael Smith Retention Grant
In addition to the 2023 LTI award described above, in August 2023, Mr. Smith received a one-time, special retention grant of 200,000 RSUs. In considering this grant, the Committee noted that Mr. Smith is a critical driver of the Company’s business. He was promoted to the roles of President and Chief Operating Officer in 2022 with significantly increased responsibilities at the Company and did not receive an equity award associated with that promotion. In addition, Mr. Smith is a highly sought after executive in the retail industry and the Committee was concerned that the total value of Mr. Smith’s equity holdings of the Company were below a level that the Committee believed was adequate for retention. Specifically, Mr. Smith’s total retention equity as of June 30, 2023 consisted of stock options (which may be exercised only while employed by the Company or shortly thereafter) and unvested RSUs (which will vest only if Mr. Smith remains employed on the vesting date). Of this retention equity, approximately 45% consisted of stock options, 100% of which were underwater as of June 30, 2023. The Committee also noted that Mr. Smith’s underwater stock options comprised the highest percentage of retention equity of any of the Company’s executive officers other than the Chief Executive Officer. Based on this analysis, the Committee concluded that a one-time special retention grant of time-based RSUs with ratable four-year vesting would serve as an important tool in retaining Mr. Smith as a critical driver of the Company’s business in the next several years. Mr. Smith will forfeit any unvested RSUs if he resigns from the Company prior to the four-year award fully vesting.
William Carter New Hire RSU Award
Mr. Carter commenced serving as Executive Vice President and General Counsel in August 2023. In connection with his hire, we entered into an offer letter with Mr. Carter, pursuant to which Mr. Carter was entitled to receive a new-hire grant of 20,000 RSUs, vesting ratably in equal annual installments over four years from the date of grant, generally subject to Mr. Carter’s continued employment with the Company through each vesting date. For additional information regarding Mr. Carter’s employment arrangement with the Company, please see the heading below entitled, “Summary Compensation Table — Executive Employment Arrangements — William Carter.”
R. Michael Herrman Separation Benefits
Mr. Herrman’s employment with the Company was terminated without cause in August 2023. In connection with his termination, Mr. Herrman received separation benefits in accordance with the terms of his employment agreement, subject to his execution and non-revocation of a general release and waiver of claims and his compliance with the terms of his restrictive covenant obligations to the Company. Please see the heading below entitled “Summary Compensation Table — Executive Employment Arrangements — R. Michael Herrman” for additional detail.
Retirement Plan
We maintain a qualified defined contribution 401(k) plan in which all of our eligible employees, including our named executive officers, may participate. In 2023, the Company matched contributions up to the first 4% of a participant’s eligible deferred compensation under the 401(k) plan.

40   2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Limited Perquisites
We provide named executive officers with limited perquisites that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.
Employment Agreements and Severance Benefits
We provide our named executive officers with certain severance protections in their employment agreements in order to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with the named executive officers and the severance provisions set forth therein are summarized below under “— Executive Employment Arrangements” and “— Potential Payments upon Termination or Change in Control.” We intend to periodically review the level of the benefits in these agreements.
Hedging and Pledging Disclosure
The Company’s Insider Trading Policy (the “Policy”) prohibits directors and officers designated as “officers” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (together, the “Section 16 Reporting Persons”) from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. An excerpt from the Policy is set forth below:
Margin Accounts and Pledges. Section 16 Reporting Persons may not pledge any Company securities as collateral for a loan and such person may not hold Company securities as collateral in a margin account. Such persons may not have control over these transactions as the securities may be sold at certain times without such person’s consent. A margin or foreclosure sale that occurs when a person subject to this policy is aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading. This provision shall not apply with respect to members of the Company’s Board of Directors who may indirectly engage in such transactions in a professional capacity.
Hedges and Monetization Transactions. Section 16 Reporting Persons may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging and monetization transactions may permit a person to own Company securities, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s stockholders generally.
Clawback Policy
In November 2023, the Committee adopted a new clawback policy that complies with the new listing standards adopted by Nasdaq that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our current and former executive officers (as defined in applicable SEC rules). The policy provides that, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws (including any accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company must recover from covered executive officer who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare the account restatement, based on the erroneous data, the amount, if any, in excess of which would have been paid to the covered executive officers under the accounting restatement. Under the policy, recoupment is required regardless of whether the covered executive officer engaged in any misconduct and regardless of fault and the Company’s obligation to clawback incentive compensation is not dependent on whether or when any restated financial statements are filed. In addition, the Committee may dismiss an executive officer, authorize legal action, or take such other action to enforce the executive officer’s obligations to the Company as it may deem appropriate in view of all facts surrounding the

PetIQ, Inc.   41

COMPENSATION DISCUSSION AND ANALYSIS
particular case. This policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Our prior clawback policy, adopted in March 2019, which still applies to incentive compensation received before October 2, 2023, provides that, in the event the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws, the Company may recover from executive officers who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the executive officers under the accounting restatement. In determining what actions to take under our prior clawback policy, the Committee will take into account all relevant factors, including whether the executive officer engaged in fraud, misconduct or other bad-faith action that caused or partially caused the need for the restatement. In addition, the Committee may dismiss an executive officer, authorize legal action, or take such other action to enforce the executive officer’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Both our current and prior clawback policies are administered by the Committee, which has the sole discretion in making all determinations under the clawback policies, which will be binding on all individuals.
Tax and Accounting Implications
One of the factors the Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Committee generally considers this limit when determining compensation, there are instances in which the Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. The Committee also considers the accounting treatment of the cash and equity awards in making decisions about the awards that it grants and maintains.

42   2024 Proxy Statement

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted by:
THE COMPENSATION COMMITTEE
Mark First (Chair)
Scott Huff
Sheryl O’Loughlin

PetIQ, Inc.   43

SUMMARY COMPENSATION TABLE
The following Summary Compensation Table discloses the compensation information for fiscal years 2021 through 2023 for our principal executive officer (“PEO”), principal financial officer (“PFO”), the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year and our former executive vice president, general counsel and secretary (collectively, the “named executive officers”).
Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
McCord Christensen Chief Executive Officer	2023	1,046,416	—	2,122,762	—	1,571,063	6,400	4,746,641
	2022	997,500	—	1,880,996	—	997,500	—	3,875,996
	2021	950,000	—	949,982	660,009	950,000	11,300	3,521,291
Zvi Glasman(4) Chief Financial Officer	2023	550,745	—	558,630	—	826,875	13,200	1,949,450
	2022	525,000	—	800,000	333,749	525,000	11,048	2,184,701
Michael Smith President and Chief Operating Officer	2023	734,247	—	4,088,833	—	1,102,500	13,200	5,938,780
	2022	623,942	—	495,010	—	700,000	11,392	1,830,345
	2021	500,000	—	1,323,012	173,683	725,000	5,192	2,726,887
John Pearson Executive Vice President, Services and Manufactured Products(5)	2023	482,990	—	441,580	—	805,500	6,522	1,736,592
William Carter Executive Vice President and General Counsel(6)	2023	130,769	50,000(7)	396,000	—	207,123	—	783,892
R. Michael Herrman Former Executive Vice President, General Counsel and Secretary(8)	2023	272,164	—	478,818	—	—	461,970	1,212,952
	2022	439,961	—	396,008	—	450,000	10,000	1,295,969
	2021	400,000	—	200,017	138,949	400,000	—	1,138,966

(1)
The amounts reported in the “Stock Awards” column for 2023 represent the grant date fair value of the restricted stock unit awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2023 represent the amounts earned under the Company’s 2023 annual incentive program based on achievement of the applicable Segment Adjusted EBITDA target, as described above in the Compensation Discussion and Analysis under the heading “Annual Incentives.”

(3)
The amounts reported in the “All Other Compensation” column for 2023 represent employer matching contributions under the Company’s 401(k) plan, except for amounts reported for Mr. Herrman, who received $450,000 in severance payments pursuant to his employment agreement for a termination without cause by the Company.

(4)
Mr. Glasman became the Company’s Chief Financial Officer on January 3, 2022. Mr. Glasman was not a named executive officer in 2021 and thus, only 2023 and 2022 compensation information is shown for him in this table.

(5)
Mr. Pearson became the Company’s Executive Vice President, Services and Manufactured Products on August 2, 2023. Mr. Pearson was not a named executive officer in 2022 and 2021 and thus, only 2023 compensation information is shown for him in this table.

(6)
Mr. Carter became the Company’s Executive Vice President and General Counsel on August 28, 2023. Mr. Carter was not a named executive officer in 2022 and 2021 and thus, only 2023 compensation information is shown for him in this table.

(7)
Amount represents a discretionary bonus with respect to 2023 approved by the Compensation Committee.

(8)
Mr. Herrman was terminated without cause by the Company on August 2, 2023. For additional information, see below under the heading “— Executive Employment Arrangements — R. Michael Herrman.”

44   2024 Proxy Statement

SUMMARY COMPENSATION TABLE
Executive Employment Arrangements
A summary of our current at-will employment agreements with our named executive officers is set forth below. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control” below.
McCord Christensen
Effective May 31, 2012, Mr. Christensen entered into an employment agreement with the Company, which was amended and restated effective May 9, 2019. Under the amended agreement, Mr. Christensen will continue to serve as Chief Executive Officer for a term of three years, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The amended agreement provides for an initial base salary of $515,000 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus equal to 100% of his annual base salary. Mr. Christensen is also eligible to participate in and receive awards under the 2017 Omnibus Incentive Plan (the “2017 Plan”), as determined by the Compensation Committee in its discretion.
Mr. Christensen is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period three years following the termination of employment.
Zvi Glasman
Effective January 3, 2022, Mr. Glasman entered into an employment and non-competition agreement with the Company. Pursuant to the agreement, Mr. Glasman will serve as Chief Financial Officer of the Company for a term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $525,000 per year and eligibility to receive annual cash bonuses in the discretion of the Compensation Committee of the Board with a target of 100% of his annual base salary, based upon personal performance and the Company meeting Company performance targets. Mr. Glasman is also eligible to participate in and receive awards under the 2017 Plan or applicable successor plan, as determined by the Compensation Committee in its discretion. Mr. Glasman also received $400,000 of non-qualified stock options and $800,000 of restricted stock units, vesting on each of the first four anniversaries of the agreements effective date of January 3, 2022. Mr. Glasman is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of twelve months.
Michael Smith
Effective May 28, 2019, Mr. Smith entered into an employment and non-competition agreement with the Company. Under the agreement, Mr. Smith will serve as the Executive Vice President, Product Division of the Company for an initial term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $400,000 per year and a $500,000 sign-on bonus. In addition, Mr. Smith is eligible to receive annual cash bonuses in the discretion of the Board with a target bonus of 75% of his annual base salary (prorated for the 2019 fiscal year) and to participate in and receive awards under the 2017 Plan, as determined by the Committee in its discretion, with a target opportunity equal to 100% of his annual base salary (prorated for the 2019 fiscal year). Mr. Smith is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
In connection with the commencement of Mr. Smith’s employment, Mr. Smith received an option to purchase 100,000 shares of Class A Common Stock and an award of 15,508 restricted stock units, in each case, vesting in substantially equal installments on each of the first four anniversaries of the grant date.

PetIQ, Inc.   45

SUMMARY COMPENSATION TABLE
William Carter
On August 24, 2023, Mr. Carter entered into an offer letter with the Company. Under the terms of the offer letter, Mr. Carter will serve as the Executive Vice President and General Counsel of the Company beginning on August 28, 2023. The offer letter provides for an initial base salary of $400,000 per year. In addition, Mr. Carter is eligible to receive annual cash bonuses in the discretion of the Board with a target bonus of 100% of his annual base salary (prorated for the 2023 fiscal year). In connection with the commencement of Mr. Carter’s employment, he received an award of 20,000 restricted stock units vesting in substantially equal installments on each of the first four anniversaries of the grant date.
John Pearson
Effective February 27, 2024, Mr. Pearson entered in an amended and restated employment and non-competition agreement with the Company. Under the agreement, Mr. Pearson will serve as the Executive Vice President, Services and Manufactured Products. The agreement provides for an initial base salary of $415,000 per year and an annual cash bonus in the discretion of the Board with a target bonus of 100% of his annual base salary. Mr. Pearson is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
R. Michael Herrman
Effective May 9, 2019, Mr. Herrman entered into an employment and non-competition agreement with the Company. Pursuant to the agreement, Mr. Herrman served as General Counsel and Secretary of the Company for a term of one year, plus automatic one-year renewals thereafter until his termination without cause by the Company on August 2, 2023. Mr. Herrman’s agreement provided for an initial base salary of $295,000 per year and eligibility to receive annual cash bonuses in the discretion of the Compensation Committee with a target bonus of 50% of his annual base salary. Mr. Herrman was also eligible to participate in and receive awards under the 2017 Plan, as determined by the Compensation Committee in its discretion. Mr. Herrman is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
In connection with Mr. Herrman’s termination, pursuant to the terms of his employment agreement, Mr. Herrman received (i) a lump sum of his earned but unpaid base salary through his termination date, (ii) reimbursement of any unpaid reimbursable expenses and (iii) his 2023 annual base salary of $450,000 paid over twelve months from the date of his termination, contingent upon his execution of an effective general release and waiver of claims (the “Release”) and compliance with the terms of the Release and of his ongoing restrictive covenant obligations owed to the Company. Pursuant to the terms of Mr. Herrman’s equity award agreements, he forfeited all of his restricted stock units in connection with his termination and had 90 days from the date of his termination to exercise his stock options prior to their forfeiture.

46   2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS
The following table discloses the grants of plan-based awards made to our named executive officers in 2023.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
McCord Christensen	Annual Incentive	—	523,688	1,047,375	1,571,063
	RSU(3)	2/25/2023				196,552			2,122,762
Zvi Glasman	Annual Incentive	—	275,625	551,250	826,875
	RSU(3)	2/25/2023				51,725			558,630
Michael Smith	Annual Incentive	—	367,500	735,000	1,102,500
	RSU(3)	2/25/2023				68,966			744,833
	RSU(3)	8/1/2023				200,000			3,344,000
John Pearson	Annual Incentive	—	268,500	537,000	805,500
	RSU(3)	2/25/2023				40,887			441,580
William Carter	Annual Incentive	—	200,000	400,000	600,000
	RSU(3)	8/28/2023				20,000			396,000
R. Michael Herrman(4)	Annual Incentive	—	225,000	450,000	675,000
	RSU(3)	2/25/2023				44,335			478,818

(1)
The threshold, target, and maximum annual incentive amounts represent 50%, 100%, and 150%, respectively, of the total bonus opportunity for each named executive officer. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. The annual incentive awards are also based on a percentage of base salary, which is 100% for each of the named executive officers. The target amount is generally the named executive officer’s base salary multiplied by his or her respective target opportunity.

(2)
Please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions made in determining values.

(3)
The restricted stock unit awards vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date.

(4)
In connection with his termination without cause by the Company, Mr. Herrman forfeited his 2023 annual RSU award.

Annual Incentives
A summary of the Company’s annual incentive program is set forth above under the heading, “Compensation Discussion and Analysis — Executive Compensation Components — Annual Incentives.”
Long-Term Incentives
The stock options and restricted stock unit awards were all granted pursuant to the 2017 Plan, a summary of which is set forth above under the heading, “Compensation Discussion and Analysis — Executive Compensation Components — Long-Term Incentive Awards.” In general, the stock options and restricted stock units vest in ratable annual installments on each of the first four anniversaries of the grant date, generally subject to continued service with the Company through each applicable vesting date. For a description of the effect of a termination of employment or change in control on the vesting of stock options and restricted stock units, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

PetIQ, Inc.   47

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows outstanding equity awards as of December 31, 2023 for each named executive officer.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
McCord Christensen	26,642	26,642(4)	35.66	3/1/2031
	34,076	11,359(5)	19.49	3/12/2030
	37,865	—(6)	27.73	3/13/2029
	150,000	—(7)	24.97	3/15/2028
	92,440	—(8)	16.00	7/20/2027
					196,552(13)	3,881,902
					67,857(11)	1,340,176
					13,320(4)	263,070
					5,680(5)	112,180
Zvi Glasman	9,128	27,385(12)		21.91	1/3/2032
					51,725(13)	1,021,569
					27,385(12)	540,854
Michael Smith	7,010	7,011(4)	35.66	3/1/2031
	6,322	3,161(5)	19.49	3/12/2030
	61,530	—(9)	26.76	5/28/2029
					200,000(14)	3,950,000
					68,966(13)	1,362,079
					17,858(11)	352,696
					12,500(10)	246,875
					3,506(4)	69,244
					1,581(5)	31,225
John Pearson					40,887(13)	807,518
					22,348(15)	441,373
William Carter					20,000(16)	395,000
R. Michael Herrman(17)	—	—	—	—	—	—

(1)
These option awards vest and become exercisable in approximately equal installments on each of the first four anniversaries of the applicable grant date, subject to continued service with the Company through each such vesting date. The regular term of each option expires on the tenth anniversary of the applicable grant date.

(2)
The restricted stock unit awards reported in this column vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date.

(3)
The value of the unvested restricted stock units is shown assuming a market value of $19.75 per share, the closing market price of a share of Class A Common Stock on December 29, 2023.

(4)
Granted on March 1, 2021.

(5)
Granted on March 12, 2020.

(6)
Granted on March 13, 2019.

(7)
Granted on March 15, 2018.

(8)
Granted on July 20, 2017.

(9)
Granted on May 28, 2019.

(10)
Granted on May 7, 2021.

(11)
Granted on February 25, 2022.

(12)
Granted on January 3, 2022.

48   2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
(13)
Granted on February 25, 2023.

(14)
Granted on August 1, 2023.

(15)
Granted on June 24, 2022.

(16)
Granted on August 28, 2023.

(17)
In connection with his termination without cause by the Company, under the relevant award agreements for his outstanding equity awards on August 2, 2023, Mr. Herrman (i) was permitted to exercise vested options for 90 days following his termination date and (ii) forfeited his outstanding restricted stock units.

PetIQ, Inc.   49

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of restricted stock units held by our named executive officers during 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
McCord Christensen	—	—	36,987	377,172
Zvi Glasman	—	—	9,128	85,803
Michael Smith	—	—	19,412	217,307
John Pearson	—	—	7,449	109,649
William Carter	—	—	—	—
R. Michael Herrman	—	—	8,675	89,249

(1)
Represents the vesting of restricted stock unit awards granted in 2019, 2020, 2021 and 2022.

(2)
The value realized on vesting is equal to the number of shares, multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS
We do not maintain any defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any nonqualified deferred compensation arrangements.

50   2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below show estimates of the compensation payable to each of our named executive officers (other than Mr. Herrman) upon their termination of employment with the Company, calculated as if the executive had terminated employment effective December 31, 2023. The actual amounts due to any one of the named executive officers upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct. Mr. Herrman was terminated without cause by the Company effective August 2, 2023 and as such, he is not included in the table below. The payments and benefits received in connection with Mr. Herrman’s termination are described under “Summary Compensation Table — Executive Employment Arrangements.”
Named Executive Officer and Triggering Event	Cash Severance ($)(1)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)(2)	Total Payments ($)
McCord Christensen
Termination without Cause/Resignation for Good Reason	3,092,250	5,600,281	8,692,531
Termination for Cause/Resignation without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	3,092,250	5,600,281	8,692,531
Zvi Glasman
Termination without Cause/Resignation for Good Reason	551,250	—	551,250
Termination for Cause/Resignation without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	551,250	1,562,422	2,113,672
Michael Smith
Termination without Cause	735,000	—	735,000
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	735,000	6,012,939	6,747,939
John Pearson
Termination without Cause/Resignation for Good Reason	537,000	—	537,000
Termination for Cause/Resignation without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	537,000	1,248,891	1,785,891

PetIQ, Inc.   51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Named Executive Officer and Triggering Event	Cash Severance ($)(1)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)(2)	Total Payments ($)
William Carter
Termination without Cause	—	—	—
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	—	395,000	395,000

(1)
A description of the cash severance obligations under the employment agreements with the named executive officers is set forth under “Employment Agreements” below.

(2)
Represents accelerated vesting of unvested restricted stock units and in-the-money, unvested stock options, valued based on the December 29, 2023 closing price of one share of the Company’s Class A Common Stock ($19.75), with the value reported for stock options representing the spread between such closing price and the stock option’s exercise price. The column does not reflect stock options where the exercise price exceeds such closing price (for information about those stock options, see the “Outstanding Awards at Fiscal Year End” table above). A description of the acceleration obligations with respect to equity awards in various termination contexts is set forth under “Employment Agreements” and “Equity Awards” below.

Employment Agreements
Pursuant to their employment agreements, the following named executive officers are entitled to receive severance payments and benefits, as described below and as set forth in the foregoing table, generally subject to each executive’s execution and non-revocation of a general release of claims in favor of the Company. To the extent any payments under any of the arrangements are determined to be deferred compensation subject to Code Section 409A, they shall be delayed by six months to the extent required by such provision.
McCord Christensen
In the event that Mr. Christensen’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the amended agreement), he would be entitled to receive severance compensation equal to the greater of (1) $2,000,000 or (2) two times the sum of Mr. Christensen’s (i) base salary and (ii) annual cash bonus for the year immediately prior to his termination of employment. In addition, Mr. Christensen would immediately vest in any outstanding equity-based awards. Mr. Christensen may resign his employment for any reason upon giving the Company no less than 30 days’ notice.
Zvi Glasman
In the event that Mr. Glasman’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months.
Michael Smith
In the event that Mr. Smith’s employment is terminated by the Company without “Cause” (as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months.
John Pearson
In the event that Mr. Pearson’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the amended agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months.

52   2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
William Carter
Mr. Carter does not have any severance benefits under the terms of his offer letter.
Equity Awards
Pursuant to the 2017 Plan, as participants under the 2017 Plan, the named executive officers are entitled to the following treatment of their outstanding stock options:
•
if employment terminates for any reason other than for cause, retirement, death or disability, vested stock options shall remain exercisable through the earlier of (i) 90 days following the termination date or (ii) the option expiration date;

•
if employment terminates for cause, all unexercised stock options, regardless of vesting status, shall expire on such termination date; and

•
if employment terminates for retirement, disability or death, vested stock options shall remain exercisable through the earlier of (i) the date that is one year following the termination date or (ii) the option expiration date.

Pursuant to the award agreements evidencing their grants of stock options and restricted stock units, the named executive officers are entitled to accelerated vesting upon certain terminations, as described below.
•
In the event that a named executive officer’s employment is terminated by the Company without Cause within 12 months following a Change in Control, any unvested stock options and restricted stock units held by the named executive officer will immediately vest in full as of the date of such termination.

•
In the event that a named executive officer’s employment terminates by reason of his or her Qualified Retirement, any unvested stock options and restricted stock units held by the named executive officer will immediately vest in full as of the date of such termination.

•
A “Qualified Retirement” means a termination of employment other than for Cause or due to death or disability, on or after the named executive officer reaches the age of 55 with at least ten years of Service. None of our named executive officers was eligible for a Qualified Retirement as of December 31, 2023.

PetIQ, Inc.   53

COMPENSATION AND RISK
Our Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk-taking in the short-term. In the past, the Committee has utilized FW Cook, an independent third party, to advise the Committee on matters related to the compensation of our directors and chief executive officer. The Committee believes that the design of our compensation program and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures.
In its review of the Company’s compensation program and practices in 2023, the Committee concluded that our compensation plans provide incentives that appropriately balance risk and reward to dissuade unnecessary and excessive risk; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Committee; and are not reasonably likely to have a material adverse effect on the Company.

54   2024 Proxy Statement

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of McCord Christensen, our Chief Executive Officer in 2023.
For 2023, our last completed fiscal year:
•
The median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $25,474; and

•
The annual total compensation of our Chief Executive Officer was $4,746,641.

Based on this information, for 2023, our Chief Executive Officer’s annual total compensation was approximately 186 times that of the annual total compensation of the median employee (as determined below).
This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:
1.
We determined that, as of December 31, 2023, our employee population consisted of approximately 1,868 individuals working at the Company and its consolidated subsidiaries, with approximately 1,825 of these individuals located in the United States and approximately 43 of these individuals located outside of the United States. In determining the identity of our median employee, as permitted by the SEC rules, we excluded the 43 individuals located outside of the United States, which in aggregate represent less than 5% of our workforce. The countries and number of employees excluded are as follows: Slovenia (28 employees), Ireland (7 employees), the United Kingdom (5 employees) and China (3 employees).

2.
We utilized 2023 total compensation as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the estimated median employee was an hourly employee located inside of the United States.

3.
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $25,474.

4.
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2023 Annual Report on Form 10-K.

PetIQ, Inc.   55

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance and other of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” above. Our Chief Executive Officer is our principal executive officer, which we refer to as “PEO” in the tables below. The named executive officers are referred to as “NEOs” in the tables below.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net income (loss) (thousands)(7) ($)	Company Selected Measure — Segment Adjusted EBITDA(8) ($)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5)(6) ($)
2023	4,746,641	7,886,795	2,324,333	2,911,977	(21.2)	3.1	2,539	113,188
2022	3,875,966	2,129,680	1,610,028	1,229,432	(63.2)	(12.8)	(48,620)	94,114
2021	3,251,291	776,669	2,277,693	1,087,697	(9.3)	16.2	(16,383)	92,892
2020	2,398,110	6,052,590	1,084,843	2,153,958	(53.5)	18.4	(85,727)	67,792

(1)
Represents amounts of total compensation reported for Mr. Christensen (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
Represents the amount of “compensation actually paid” to Mr. Christensen, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Christensen during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Christensen’s total compensation for 2023 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	4,746,641	(2,122,762)	5,262,916	7,886,795

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation — Summary Compensation Table.”

(b)
The equity award adjustments for 2023 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2023 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2023 (from the end of 2022) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2023; (iii) for awards that are granted and vest in 2023, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2023, the amount equal to the change as of the vesting date (from the end of 2022) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2023, a deduction for the amount equal to the fair value at the end of 2022; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2023 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2023. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

56   2024 Proxy Statement

PAY VERSUS PERFORMANCE
Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	3,881,902	1,215,600	—	165,414	—	—	5,262,916

(3)
Represent the average of the amounts reported for our named executive officers as a group (excluding Mr. Christensen, who is our Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation — Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Christensen) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Messrs. Glasman, Smith, Pearson, Carter and Herrman, the Company’s former Executive Vice President, General Counsel and Secretary, (ii) for 2022, Messrs. Glasman, Smith and Herrman and Ms. Sholtis, the Company’s former President; (ii) for 2021 and 2020, Messrs. Newland, the Company’s former Chief Financial Officer, Smith and Herrman and Ms. Sholtis.

(4)
Represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Christensen), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Christensen) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Christensen) for 2023 to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards ($)	Add: Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,324,333	(1,192,772)	1,780,416	2,911,977

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	1,507,233	242,092	—	67,180	(36,090)	—	1,780,416

(5)
Cumulative TSR for each year reflects what the cumulative value of $100 would be, assuming reinvestment of dividends on the ex-dividend date (if any), if such amount were invested on December 31, 2019.

(6)
Our TSR peer group is the Russell 2000 Index as reflected in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the year ended December 31, 2023.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(8)
See “Compensation Discussion and Analysis” for a definition of Segment Adjusted EBITDA. Segment Adjusted EBITDA is the sole annual incentive performance measure used by the Committee because it is the primary measure that management uses to evaluate the effectiveness of its business strategies and it allows for improved comparability over prior periods due to significant growth in the Company’s new wellness centers.

PetIQ, Inc.   57

PAY VERSUS PERFORMANCE
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. Christensen and the average compensation actually paid to our other named executive officers (besides Mr. Christensen), on the one hand, to the Company’s cumulative TSR over the four years presented in the table, on the other.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($'s in millions)
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
10.00
(10.00)
(30.00)
(50.00)
(70.00)
(90.00)
(110.00)
(130.00)
(150.00)
Cumulative TSR (value of initial $100 investment)
$6.1
$2.2
(53.50)
$(9.3)
$0.8
$1.1
$2.1
$1.2
$(63.2)
$7.9
$2.9
$(21.2)
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Cumulative TSR

58   2024 Proxy Statement

PAY VERSUS PERFORMANCE
Compensation Actually Paid and Net Income (Loss)
The chart below shows the relationship between the compensation actually paid to Mr. Christensen and the average compensation actually paid to our other named executive officers (besides Mr. Christensen), on the one hand, to the Company’s net income (loss) over the four years presented in the table, on the other.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid ($'s in millions)
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$30.0
$10.0
$(10.0)
$(30.0)
$(50.0)
$(70.0)
$(90.0)
$(110.0)
$(130.0)
$(150.0)
Net Loss
$6.1
$2.2
$(85.7)
$0.8
$1.1
$(16.4)
$2.1
$1.2
$(48.6)
$7.9
$2.9
$2.5
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net (Loss) Income

PetIQ, Inc.   59

PAY VERSUS PERFORMANCE
Compensation Actually Paid and Segment Adjusted EBITDA
The chart below shows the relationship between the compensation actually paid to Mr. Christensen and the average compensation actually paid to our other named executive officers (besides Mr. Christensen), on the one hand, to the Company’s Segment Adjusted EBITDA over the four years presented in the table, on the other.

Compensation Actually Paid vs. Segment Adj EBITDA
Compensation Actually Paid ($'s in millions)
Segment Adj EBITDA
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$130.0
$120.0
$110.0
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$6.1
$2.2
$67.8
$0.8
$1.1
$92.9
$2.1
$1.2
$94.1
$7.9
$2.9
$113.2
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Segment Adj EBITDA

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship between the Company’s four-year cumulative TSR to the four-year cumulative TSR of the companies in the Russell 2000 Index.

60   2024 Proxy Statement

PAY VERSUS PERFORMANCE
Tabular List of Most Important Performance Measure
The following presents the performance measure that the Company considers to be the most important in linking compensation actually paid to our NEOs for 2023 to Company performance, the only financial performance measure used in 2023:
•
Segment Adjusted EBITDA

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

PetIQ, Inc.   61

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT
Recommendation of the Board
The Board recommends that stockholders vote “FOR” the advisory approval of executive compensation set forth in this Proxy Statement.
Pursuant to Section 14A of the Exchange Act, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program.
Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this Proxy Statement, is hereby APPROVED.”
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our named executive officers in variable or performance-based compensation programs (annual and long-term incentive plans).
Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the named executive officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our named executive officers.

62   2024 Proxy Statement

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT
Vote Required
The affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote is required for approval of this non-binding, advisory resolution.

PetIQ, Inc.   63

PROPOSAL FOUR:
APPROVAL OF PETIQ, INC. 2024 OMNIBUS INCENTIVE PLAN
Recommendation of the Board
The Board recommends that stockholders vote “FOR” the approval of the PetIQ, Inc. 2024 Omnibus Incentive Plan.
We are asking our stockholders to approve an amendment and restatement of the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan, which was previously amended and restated as of May 29, 2019 and June 22, 2022 (the “2017 Plan”). On April 17, 2024, the Board approved the amendment and restatement of the 2017 Plan, subject to approval by our stockholders at the Annual Meeting. In connection with amending and restating the 2017 Plan, the name of the 2017 Plan was updated to the PetIQ, Inc. 2024 Omnibus Incentive Plan, and we refer to the 2017 Plan, as amended and restated, as the 2024 Plan throughout this proxy statement.
The adoption of the 2024 Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company’s stockholders. If this proposal is approved by our stockholders, the 2024 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 4, the 2024 Plan will not become effective, and the 2017 Plan will continue in its current form.
Burn Rate and Dilution
As of March 31, 2024, approximately 556,246 shares of our Class A Common Stock remained available for issuance of future awards under the 2017 Plan. As of March 31, 2024, 1,937,745 shares of Class A Common Stock subject to full value awards and 1,392,872 shares of Class A Common Stock subject to appreciation awards remain outstanding under the 2017 Plan. As of March 31, 2024, the average weighted per share exercise price of all outstanding stock options was $25.60 and the weighted average remaining contractual term was 4.47 years. Based on past trends and current expectations for possible future awards, the Company is recommending that 900,000 shares of Class A Common Stock be made available for issuance under the 2024 Plan, together with any shares of Class A Common Stock previously approved and available for grant under the 2017 Plan on the date that the 2024 Plan is approved by stockholders. The Company anticipates these shares will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, and the equity award type mix. On April 12, 2024, the closing price of a share of the Company’s Class A Common Stock on Nasdaq was $16.46.
Common measures for the use of stock incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. The Company

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calculates this based on all full-value and appreciation awards granted under the 2017 Plan in a given year as a percent of the weighted average shares of Class A Common Stock outstanding in that year. The Company’s burn rates for 2021, 2022 and 2023 were approximately 2.2%, 3.0% and 4.5%, respectively. The burn rate may increase in future years as the number of Company employees who are eligible to receive equity awards grows, and if the Company continues to have equity awards as an important component of compensation for executives and other key employees to better align their interests with the interests of stockholders.
The overhang rate is a measure of potential dilution to stockholders. The Company calculates this based on all unissued shares under the 2017 Plan plus outstanding full-value and appreciation awards as a percentage of the total number of shares of Class A Common Stock outstanding. As of March 31, 2024, the Company’s overhang rate (excluding the impact of the new share request) was approximately 13.3%. The Company believes this is a reasonable level and provides the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key employees to better align their interests with the interests of stockholders.
Key Aspects of the 2024 Plan
Key aspects of the 2024 Plan are set forth below. These key aspects do not purport to be complete and are qualified in their entirety by reference to the full text of the 2024 Plan, which has been included as Appendix B in this proxy statement and is incorporated by reference herein.
Share Reserve. The 2017 Plan provides a range of incentive tools and sufficient flexibility to permit the Board to implement it in ways that will make the most effective use of the shares of Class A Common Stock that the Company’s stockholders authorize for incentive purposes. The Board determined that increasing the shares of Class A Common Stock reserved for issuance under the 2017 Plan was necessary for the Company to continue to offer a competitive equity incentive program, and thus, the Board approved the 2024 Plan, which increases by 900,000 the number of shares of Class A Common Stock that may be issued pursuant to awards thereunder, subject to approval by our stockholders at the Annual Meeting.
Limit on Non-Employee Director Compensation. The aggregate value of all cash and equity-based compensation that may be paid or granted annually to a non-employee director under the 2024 Plan is limited to (i) $750,000 in total value or (ii) in the first year that a non-employee director is appointed or elected to our Board, $1,000,000 (increased from $500,000 per year in the 2017 Plan).
Duration of Plan. The 2024 Plan removes the plan term such that the 2024 Plan will be unlimited in duration. No incentive stock options will be granted under the 2024 Plan on or after the tenth anniversary of the date that the Board approved the 2024 Plan.
Administrative Changes. The 2024 Plan includes certain administrative changes, including language regarding the ability to delegate authority to approve awards that will be made to non-executive officers, in accordance with applicable law, and in the event a participant’s regular level of time commitment in the performance of his or her services for the Company and any affiliates is reduced, allowing the plan administrator to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award.
Thoughtful Compensation and Governance Practices. The 2024 Plan includes other provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including, without limitation:
•
Flexibility in Designing Equity Compensation Scheme. The 2024 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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•
No “Evergreen” Provision. The 2024 Plan does not provide for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock and instead fixes the maximum number of shares available for future grants.

•
No Repricing Without Stockholder Approval. The 2024 Plan expressly prohibits the repricing of outstanding options and stock appreciation rights and the cancellation of any outstanding options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our Class A Common Stock in exchange for cash or other awards under the 2024 Plan without prior stockholder approval.

•
No Liberal Change in Control Definition. The change in control definition in the 2024 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2024 Plan to be triggered.

•
No Liberal Share Recycling. Shares will not be added back to the available pool of shares under the 2024 Plan when they are withheld to cover taxes or the exercise price of an award, or when they are subject to a stock-settled SAR that is exercised but not issued in settlement thereof.

•
Minimum Vesting Requirement. Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described in the summary below and in the 2024 Plan, including an exception for up to 5% of the shares available for grant under the 2024 Plan.

•
No Automatic Grants. The 2024 Plan does not provide for “reload” or other automatic grants to participants.

•
Clawback. Awards granted under the 2024 Plan will be subject to recoupment in accordance with the Company’s clawback policies, as they may be amended from time to time (and which are described in more detail in the “Compensation Discussion and Analysis” above). In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Description of the 2024 Plan
A summary of the 2024 Plan is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, which has been included as Appendix B in this proxy statement and is incorporated by reference herein.
We originally adopted the 2017 Plan in connection with our initial public offering and subsequently amended and restated the 2017 Plan as of May 29, 2019 and June 22, 2022. Pursuant to the 2024 Plan, cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the 2024 Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The 2024 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, SARs, restricted stock, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards.
Administration. The 2024 Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the 2024 Plan (subject to the terms thereof), including the exercise price, the number of shares of Class A Common Stock subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2024 Plan. The plan administrator may delegate to one or more persons or bodies the authority to designate recipients (other than executive officers) of awards and determine the number of shares and terms of such awards, consistent with applicable law.

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Eligibility for Participation. Certain employees, consultants, and directors are eligible to be granted awards under the 2024 Plan, other than incentive stock options, which may be granted only to employees. As of March 31, 2024, there were approximately 105 employees, 6 non-employee directors and 0 consultants who would potentially be eligible to receive awards under the 2024 Plan.
Shares Available for Awards. Subject to adjustment as provided in the 2024 Plan, the number of shares of Class A Common Stock reserved and available for issuance thereunder is equal to the sum of (i) 900,000 new shares of Class A Common Stock, (ii) the number of shares of Class A Common Stock authorized and approved for issuance, but not awarded, under the 2017 Plan, prior to June 7, 2024, and (iii) any returning shares that become available from time to time, as described in the next sentence. Any shares of Class A Common Stock subject to an award that is forfeited, cancelled, settled, or otherwise termination without a distribution of shares after the original effective date of the 2017 Plan will thereafter be deemed available for awards under the 2024 Plan (“returning shares”). However, shares that are withheld to cover taxes or the exercise price of an award, and the aggregate number of shares subject to any SAR that is exercised, will be deemed issued and not available for new awards as returning shares under the 2024 Plan.
Non-Employee Director Compensation Limit. The aggregate grant date fair market value of shares of Class A Common Stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value (in each case, calculating the value of any such awards based on the grant date fair value of such stock awards for financial reporting purposes).
Minimum Vesting Requirement. Except in the case of substitute awards and the delivery of shares of Class A Common Stock in lieu of fully vested cash-based award obligations, awards granted under the 2024 Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the plan administrator may provide for acceleration of vesting in the event of a participant’s death, disability, retirement or in connection with or following change in control in an award agreement, and the plan administrator may grant awards covering 5% or fewer of the shares of Class A Common Stock reserved for issuance under the 2024 Plan, without regard to the minimum vesting provision.
Awards to non-employee directors will be deemed to satisfy this minimum vesting requirement to the extent that such awards vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
Stock Options. Under the 2024 Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The maximum number of shares of Class A Common Stock issued pursuant to options intended to be incentive stock options shall not exceed 1,457,000 shares of Class A Common Stock. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the grant date, and may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy. Unless an award agreement provides otherwise (or if a participant directs otherwise in writing), each vested and exercisable option that remains outstanding on the last business day of the applicable term of the option, with an exercise price per share of Class A Common Stock that is less than the fair market value per share as of such date, will automatically be exercised on such date.
Stock option grants must have an exercise price per share that is equal to or greater than the fair market value of our Class A Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of Class A Common Stock already owned by the option holder with a fair market value equal to the exercise price.

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SARs. The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs entitle the holder upon exercise to receive an amount in any combination of cash and shares of the Company’s Class A Common Stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares of Class A Common Stock covered by the SARs over the exercise price of the SAR.
Restricted Stock. The plan administrator may also grant restricted stock, which are awards of our shares of Class A Common Stock that vest in accordance with the terms and conditions established by the plan administrator. The participant generally will have the rights of a stockholder of the Company with respect to the shares of restricted stock and may be entitled to receive dividends or dividend equivalents on such shares if specified in the applicable award agreement, in which case such dividends or dividend equivalents will be accumulated while the award is unvested and paid only to the extent the award of restricted stock vests.
Restricted Stock Units. Restricted stock units represent the right to receive shares of the Company’s Class A Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award agreement, the Company will deliver to the holder of the restricted stock unit unrestricted shares of Class A Common Stock, which will be freely transferable. A participant will not have the rights of a stockholder of the Company with respect to their unvested restricted stock units, including no rights to receive dividends. The holder may be entitled to receive dividend equivalents on such shares if specified in the applicable award agreement, in which case such dividend equivalents will be accumulated while the award is unvested and paid only to the extent the award of restricted stock vests.
Performance-Based Awards. Performance-based awards are denominated in shares of our Class A Common Stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. The performance-based criteria applicable to such awards shall be determined by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s Class A Common Stock; expense or cost control; working capital; volume or production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; any other criteria specified by the plan administrator in its sole discretion; and any combination of, or a specified increase or decrease in, any of the foregoing. The definition specified for any such performance criteria may provide for equitable adjustments thereto in recognition of unusual or non-recurring events affecting the Company or the financial statements thereof, in response to changes in applicable law, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a business segment or related to a change in accounting principles.
Change in Control Provisions. Subject to the 2024 Plan’s minimum vesting requirement, the plan administrator may specify in an award agreement that an award will vest on an accelerated basis upon a participant’s termination of employment or service in connection with a change in control of the Company or upon the occurrence of any other event as set forth in the award agreement. If the Company is party to an agreement that is reasonably likely to result in a change in control, such agreement may provide for: (i) the continuation of any awards by the Company, if the Company is the surviving corporation; (ii) the assumption or substitution of equivalent awards for any awards by the surviving corporation or its parent or subsidiary; or (iii) the settlement of any awards for the fair market value of a share of Class A Common Stock upon a change in control (less, as applicable, the per share exercise or grant price), or, if the per share exercise or grant price exceeds the fair market value upon a change in control or if the plan administrator determines that an award cannot reasonably become vested pursuant to its terms, that such awards will terminate and be cancelled.

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PROPOSAL FOUR: APPROVAL OF PETIQ, INC. 2024 OMNIBUS INCENTIVE PLAN
If the Company experiences a change in control without being party to an agreement that is reasonably likely to result in a change in control, or where such agreement is silent on the treatment of equity awards, then if upon a change in control the awards are not assumed or replaced in accordance with the terms of the 2024 Plan: (i) all outstanding awards granted under the 2024 Plan with time-based vesting conditions or restrictions shall become fully vested (and all options and SARs shall become exercisable) as of the time of the change in control; and (ii) all performance-based awards shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled at the greater of (A) the performance level achieved or (B) the target level of performance applicable to the awards, but prorated based on the portion of the performance period that has elapsed as of the time of the change in control.
Amendment and Termination. The Board or the plan administrator may amend, alter or terminate the 2024 Plan, but no amendment, alteration or termination of the 2024 Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of an amendment, alteration or termination will be obtained to increase the aggregate share limit (subject to adjustment as described above) and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the shares of Class A Common Stock are traded or other applicable law.
Certain U.S. Federal Income Tax Effects
The following is a brief summary of the United States federal income tax treatment generally applicable to awards under the 2024 Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2024 Plan. A participant may also be subject to state and local taxes.
Nonqualified Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Class A Common Stock on the date of exercise over the exercise price. If the shares of Class A Common Stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the 2024 Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of Class A Common Stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of Class A Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs. A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received

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and the fair market value on the date of exercise of any shares of Class A Common Stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of Class A Common Stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock. A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units. A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Class A Common Stock at the time of settlement, and the Company will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
Deductibility Limit on Compensation in Excess of$1 Million. Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.

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New Plan Benefits
The following table sets forth certain information regarding future benefits under the 2024 Plan.
Name and Position	Dollar Value ($)	Number of Shares (#)
McCord Christensen Chief Executive Officer	(1)	(1)
Zvi Glasman Chief Financial Officer	(1)	(1)
Michael Smith President and Chief Operating Officer	(1)	(1)
John Pearson Executive Vice President, Services and Manufactured Products	(1)	(1)
William Carter Executive Vice President and General Counsel	(1)	(1)
R. Michael Herrman Former Executive Vice President, General Counsel and Corporate Secretary	(2)	(2)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$90,000 per calendar year(3)	(3)
All employees, including current officers who are not executive officers, as a group	(1)	(1)

(1)
Awards granted under the 2024 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2024 Plan, and we have not granted any awards under the 2024 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2024 Plan are not determinable.

(2)
Mr. Herrman’s employment with us terminated on August 2, 2023. Therefore, he will not be eligible to receive any awards under the 2024 Plan.

(3)
Awards granted under the 2024 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2024 Plan. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors is eligible to receive an annual restricted stock unit award covering a number of shares of Class A Common Stock equal to $90,000 divided by the fair market value of a share of our common stock on the grant date (and, therefore, the number of shares subject to such restricted stock unit awards is not determinable at this time). On and after the date of the Annual Meeting, any such awards will be granted under the 2024 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Non-Employee Director Compensation” above.

Grants under the 2017 Plan made in 2023 to our named executive officers are shown in the 2023 Grants of Plan-Based Awards table above.
Plan Benefits
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of Class A Common Stock subject to awards that have been granted (even if not currently outstanding) under the 2017 Plan since its inception through the record date.

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Name and Position	Number of Shares (#)
McCord Christensen Chief Executive Officer	972,816
Zvi Glasman Chief Financial Officer	160,627
Michael Smith President and Chief Operating Officer	521,115
John Pearson Executive Vice President, Services and Manufactured Products	105,633
William Carter Executive Vice President and General Counsel	46,033
R. Michael Herrman Former Executive Vice President, General Counsel and Corporate Secretary	167,548
All current executive officers as a group	1,973,772
All current directors who are not executive officers as a group	91,955
Each nominee for election as a director
McCord Christensen	972,816
Allan Hall	12,207
Kimberly Lefko	14,822
Sheryl O’Loughlin	14,822
Kenneth Walker	13,363
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including current officers who are not executive officers, as a group	2,675,079
Please also refer to “Equity Compensation Plan Information” below for further information about shares that may be issued under all of our equity compensation plans as of December 31, 2023, including the 2017 Plan.
Equity Compensation Plan Information
The following table sets forth certain information, as of December 31, 2023, concerning shares of our Class A Common Stock authorized for issuance under all of our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	3,083,419	25.77	1,213,177
Equity compensation plans not approved by security holders(3)	57,775	21.37	0
Total	3,141,194	25.60	1,213,177

(1)
Reflects the weighted average exercise price of outstanding stock options. Outstanding restricted stock units are not included as such awards do not have an exercise price.

(2)
Includes 1,395,732 outstanding stock options and 1,687,687 outstanding restricted stock units under the Omnibus Plan.

(3)
Includes 57,775 outstanding stock options granted under the PetIQ, Inc. 2018 Inducement and Retention Stock Plan for CVC Employees (the “Inducement Plan”). For a description of the Inducement Plan, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Vote Required
Approval of the 2024 Plan requires the affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote.

72   2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Record Date
If you were a stockholder of record on April 12, 2024, you are entitled to vote at the Annual Meeting. As of that date, there were 29,714.775 shares of the Company’s Common Stock outstanding, comprised of 29,483,235 shares of Class A Common Stock and 231,540 shares of Class B Common Stock. Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement. You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.

Quorum
Holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote on the record date must be present in person or by proxy.

Matters to be Voted on at the Annual Meeting
1.
To elect the directors named in this Proxy Statement, to serve until the annual meeting of stockholders to be held in 2025 and until his or her successor is elected and qualified (Proposal One);

2.
To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two);

3.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal Three);

4.
To approve the 2024 Plan (Proposal Four); and

5.
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Board Voting Recommendations
The Board recommends that you vote:
1.
FOR the election of the directors named in this Proxy Statement;

2.
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2024;

3.
FOR the approval, on an advisory, non-binding basis, of our executive compensation; and

4.
FOR the approval of the 2024 Plan.

How to Vote
Only votes cast in person at the Annual Meeting or received by proxy prior to the Annual Meeting will be counted at the Annual Meeting. The Board asks you to appoint McCord Christensen and Zvi Glasman as your proxy holders to vote your shares at the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:
•
By Internet: Go to www.proxyvote.com and follow the instructions.

•
By Telephone: Call toll-free 1-800-690-6903 and follow the instructions.

•
By Mail: If you requested a printed copy of the Proxy Statement, complete, sign, date, and return your proxy card in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Mountain Daylight Time on June 6, 2024. If your proxy is properly returned, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:
1.
FOR the election of directors named in this Proxy Statement;

2.
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2024;

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
3. FOR the approval, on an advisory, non-binding basis, of our executive compensation; and 4. FOR the approval of the 2024 Plan.

The Board does not intend to bring any matters before the Annual Meeting except those indicated in the Notice. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Internet Availability
As permitted by the SEC rules, PetIQ is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On or about April 19, 2024, we will mail our stockholders a Notice, which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Multiple Notices
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

How Shares Are Held
Stockholders of record have their shares registered directly in their name with PetIQ’s transfer agent, Computershare Trust Company, N.A. Beneficial holders (or shares held in street name) have their shares held in an account at a bank, broker or other nominee.

Voting at the Annual Meeting
We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to attend. Stockholders can vote in person during the Annual Meeting. Stockholders of record who attend the Annual Meeting in person may obtain a ballot from the inspector of election. Beneficial holders who attend the Annual Meeting in person must obtain a proxy from their bank, broker or other nominee prior to the date of the Annual Meeting and present it to the inspector of election with their ballot. Voting in person during the meeting will replace any previous votes.

Admission to the Annual Meeting
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 12, 2024), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Routine and Non- Routine Matters
Proposal One, the election of directors, Proposal Three, the advisory vote on executive compensation, and Proposal Four, the approval of the 2024 Plan are each considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

connection with Proposal One, Proposal Three and Proposal Four. Proposal Two, the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes will exist in connection with Proposal Two.

Voting Instructions
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the bank, broker or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non- votes are not considered votes cast on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Votes Required; Effect of Broker Non-Votes and Abstentions
Each holder of shares of our Common Stock outstanding on the record date is entitled to one vote for each share of Common Stock held as of the record date. Proposal One, the election of directors, requires each director nominee to receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Therefore, the director nominee receiving more affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to be voted for them than against will be elected as a director to serve until the annual meeting of stockholders to be held in 2025. Stockholders may not cumulate votes. Abstentions and broker non-votes will have no effect on the outcome of the vote for Proposal One.
Proposal Two, the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Proposal Two is a routine matter and therefore there will be no broker non-votes in connection with Proposal Two.
Proposal Three, the advisory approval of our executive compensation, requires the affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on Proposal Three.
Proposal Four, the approval of the 2024 Plan, requires the affirmative vote of a majority of votes entitled to be cast by stockholders who are present in person or represented by proxy and entitled to vote. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on Proposal Four. If stockholders do not approve this proposal, it will not be implemented and the 2017 Plan will remain in place until its expiration. The Company reserves the right to adopt such other

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
compensation plans and programs as deemed appropriate and in the best interests of the Company and its stockholders.
Changing your Vote
Stockholders of record may revoke their proxy at any time prior to the Annual Meeting by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm.

Inspector of Election and Proxy Solicitor
A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of election. The Company has retained Alliance Advisors, LLC to assist the Company in soliciting proxies, and has agreed to pay Alliance Advisors, LLC a fee of $10,000 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

Voting Results	We will announce the results of the Annual Meeting in a filing with the SEC on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
Cost of Solicitation
We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, via the Internet or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

Householding
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 800-540-7095 or writing in at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to PetIQ, Inc., 230 East Riverside Drive, Eagle, Idaho 83616, Attention: Investor Relations.

Important
Please promptly vote and submit your proxy by signing, dating and returning the proxy card by mail, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

76   2024 Proxy Statement

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder who intends to present proposals at the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must send notice of any such proposal, along with proof of ownership of our stock, to our principal executive offices in care of our Corporate Secretary so that we receive it no later than December 20, 2024. Any stockholder who intends to present proposals at the 2025 annual meeting of stockholders other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2025, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 60 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the first date proposals may be brought under our Bylaws is February 7, 2025 and the deadline for proposals brought under our Bylaws is March 9, 2025. Stockholder proposals should be addressed to PetIQ, Inc., Attention: Secretary, 230 East Riverside Drive, Eagle, Idaho 83616.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.

PetIQ, Inc.   77

OTHER MATTERS
Other Business
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their best judgment.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward- looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward- looking statements include, without limitation:
•
statements regarding our strategies, results of operations or liquidity;

•
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

•
statements of management’s goals and objectives; and

•
assumptions underlying statements regarding us or our business.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, general economic or market conditions, including inflation, and interest rates; overall consumer spending in our industry; our ability to successfully grow our business through acquisitions and our ability to integrate acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively our ability to continue to grow our Services segment; disruptions in our manufacturing, shipping, transportation and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; cyber security risks including breaches that result in business interruption and data loss; our substantial indebtedness and our ability to raise additional capital as needed; and other risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed from time to time with the SEC.
Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

78   2024 Proxy Statement

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The information presented in this Proxy Statement under “Full Year 2023 Highlights” regarding Adjusted EBITDA and free cash flow is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) and shall not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.
EBITDA, Adjusted EBITDA and free cash flow are non-GAAP financial measures. EBITDA represents net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA plus adjustments for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management’s performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies. The Company presents EBITDA because it is a necessary component for computing Adjusted EBITDA. Free cash flow consists of cash provided by operations less capital expenditures.
We believe that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating these non-GAAP measures that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these non-GAAP measures in the same manner. See a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure in the tables, below.

PetIQ, Inc.   A-1

Appendix A Reconciliation of Non-GAAP Financial Measures
PetIQ, Inc.
Reconciliation between Net Income and Adjusted EBITDA
(Unaudited, $’s in 000’s)
	For the years ended
	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
Net income (loss)	$2,539	$(48,620)	$(16,383)	$(85,727)	$(14,302)	$87	$(3,391)
Plus:
Tax (benefit) expense	(173)	1,214	3,869	60,413	(3,309)	(661)	3,420
Depreciation(1)	24,773	14,520	14,366	12,082	9,139	6,657	553
Amortization	19,797	18,079	22,336	12,815	5,994	5,210	270
Impairment and other asset changes(2)	7,680	47,264	—	—	—	—	—
Interest expense, net	34,547	27,374	24,696	22,807	14,495	8,022	212
EBITDA	$89,163	$59,831	$48,884	$22,390	$12,017	$19,315	$1,064
Acquisition costs(3)	1,164	1,464	92	2,620	6,147	3,787	1,965
Stock based compensation expense	9,468	11,363	9,428	9,170	7,355	3,812	201
Purchase accounting adjustment to inventory	—	—	—	—	4,805	2,149	—
Fair value adjustment of contingent note(4)	—	—	—	—	7,320	3,280	—
Integration and business transformation costs(5)	2,316	1,171	(142)	9,776	3,788	998	—
Restructuring(6)	2,564	—	—	—	—	—	—
Non-recurring royalty settlement(7)	—	—	—	—	—	440	—
Loss on debt extinguishment and related costs(8)	—	—	6,438	—	—	—	—
SKU rationalization(9)	—	—	—	—	6,482	—	—
Litigation expenses	31	3,862	4,105	1,066	529	—	—
COVID-19 related costs(10)	—	—	—	6,476	—	—	—
CFO Transition	—	—	928	—	—	—	—
Costs associated with becoming a public company	—						435
Management fees(11)	—	—	—	—	—	—	66
Supplier receivable write-off(12)	—	—	—	—	—	—	(175)
Adjusted EBITDA(13)	$104,706	$77,691	$69,733	$51,438	$48,443	$33,781	$3,556

(1)
Depreciation includes $11.0 million of accelerated depreciation recognized during the year ended December 31, 2023, associated with Services segment optimization.

(2)
Impairment and other asset charges includes asset charges associated with the Company committing to a plan to sell its foreign subsidiary, Mark & Chappell during the year ended December 31, 2023. For the year ended December 31, 2022, impairment and other asset charges includes write-down of the full goodwill balance of the Services segment.

(3)
Acquisition costs include legal, accounting, banking, consulting, diligence, and costs related to completed and contemplated acquisitions.

(4)
Fair value adjustment on the contingent note represents the non-cash adjustment to mark the contingent notes to fair value.

(5)
Integration and business transformation costs, including personnel costs such as severance and retention bonuses, consulting costs, contract termination costs and IT and ERP implementation costs.

(6)
Restructuring consists of variable lease expenses, inventory reserves, lease termination costs, severance, and other miscellaneous costs.

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Appendix A Reconciliation of Non-GAAP Financial Measures
(7)
Non-recurring royalty settlement represents a settlement paid to a supplier related to a royalty agreement in place since 2013.

(8)
Loss on debt extinguishment and related costs are related to our entering into new credit facilities, including the write off of deferred financing costs and related costs.

(9)
SKU rationalization relates to the disposal of or reserve to estimated net realizable value for inventory that will either no longer be sold, or will be de-emphasized, as the Company aligns brands between Legacy PetIQ brands and brands acquired as part of the Perrigo Animal Health Acquisition. All costs are included in the Products segment gross margin.

(10)
Costs related to maintaining Service segment infrastructure, staffing and overhead related to clinics and wellness centers closed due to COVID-19 related health and safety initiatives. Produce segment and unallocated corporate costs related to incremental wages paid to essential workers and sanitation costs due to COVID-19.

(11)
Represents annual fees paid pursuant to our management agreements with certain sponsors that were terminated in connection with the initial public offering.

(12)
During 2015 the Company terminated its relationship with a supplier in accordance with a supply agreement, resulting in the Company writing off the full amount of cash advanced to the supplier as a supplier prepayment on the procurement of inventory. The Company collected a settlement on the matter in 2017.

(13)
Effective December 31, 2022, the Company no longer includes non same-store operating results related to the Services segment wellness centers with less than six full quarters of operating results, and pre-opening expenses, as an adjustment to its calculation of Adjusted EBITDA. As a result, the presentation of Adjusted EBITDA for the years ended December 31, 2021, 2020, 2019 and 2018 have been recast for comparability to remove non same-store operating results of $23.2 million, $16.4 million, $12.2 million and $7.8 million, respectively.

PetIQ, Inc.
Reconciliation of Free Cash Flow
(Unaudited, $ in 000’s)
Year ended December 31, 2023
Net cash provided by operating activities	$61,877
Less purchase of property, plant and equipment	(9,145)
Free cash flow	$52,742

PetIQ, Inc.   A-3

Appendix B
PETIQ, INC.
2024 OMNIBUS INCENTIVE PLAN
Section 1. General.
The name of the Plan is the PetIQ, Inc. 2024 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c) “Approval Date” means the date on which the Plan is approved by the Company’s stockholders.
(d) “Articles of Incorporation” means the articles of incorporation of the Company, as may be amended and/or restated from time to time.
(e) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).
(f) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.
(g) “Award Agreement” means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(h) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(i) “Board” means the Board of Directors of the Company.
(j) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(k) “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists

B-1   2024 Proxy Statement

Appendix B PETIQ, INC. 2024 OMNIBUS INCENTIVE PLAN
or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority, including, without limitation, the Environmental Protection Agency or the Food and Drug Administration, has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company, its Subsidiaries and Affiliates; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(l) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(m) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i) any Person, other than (A) Eos Partners, L.P. and Eos Capital Partners IV, L.P., and their respective Affiliates and successors, or (B) the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

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(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(n) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(o) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(p) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(q) “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.
(r) “Company” means PetIQ, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(s) “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.
(t) “Director” means any individual who is a member of the Board on or after the Effective Date.
(u) “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

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(v) “Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(w) “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(x) “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(y) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(z) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(aa) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(bb) “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(cc) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(dd) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(ee) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(ff) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(gg) “Original Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(hh) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(ii) “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(jj) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

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(kk) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.
(ll) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; (xxxviii) any other criteria specified by the Administrator in its sole discretion; and (xxxix) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(mm) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(nn) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(oo) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(pp) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(qq) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.
(rr) “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.

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(ss) “Returning Shares” shall have the meaning set forth in Section 4(c) of the Plan.
(tt) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(uu) “Securities Act” means the Securities Act of 1933, as amended from time to time.
(vv) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(ww) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(xx) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(yy) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3. Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i) to select those Eligible Recipients who shall be Participants;
(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan (including Section 4(f)), of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

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(vi) to determine the Fair Market Value;
(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d) The Board or the Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Executive Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves; (ii) determine the number of Shares subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this Section 3(d) will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a non-employee Director or that is not comprised solely of non-employee Directors, respectively) the authority to determine the Fair Market Value of the Shares.
Section 4. Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is equal to the sum of (i) 900,000 Shares, (ii) the number of Shares authorized and approved for issuance, but not awarded, under the Plan prior to the Effective Date, and (iii) the number of Returning Shares, if any, as such Shares become available from time to time. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 1,457,000. For clarity, the share reserve set forth in this Section 4(a) is a limit on the number of Shares that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue Shares pursuant to such Awards.
(b) The maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in

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total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Original Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards (“Returning Shares”). In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan as Returning Shares, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan as Returning Shares, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan as Returning Shares.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e) In the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.
(f) Except in the case of Substitute Awards granted pursuant to Section 4(d), the delivery of Shares in lieu of fully vested cash-based obligations and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Administrator may provide in an Award Agreement that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, or Retirement (which defined term, solely for the purposes of this Section 4(f), shall include a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 55 and 10 years of continuous service), or in connection with or following a Change in Control and (ii) the Administrator may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
Section 5. Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate

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number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7. Options.
(a) General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

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(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(h) Termination of Employment or Service.
(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of

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Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv) For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f)(i) or (ii) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).
Section 8. Stock Appreciation Rights.
(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

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(c) Exercisability.
(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d) Payment Upon Exercise.
(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right or Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Termination of Employment or Service.
(i) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(i) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without

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further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).
Section 9. Restricted Shares.
(a) General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid on unvested Awards of Restricted Shares during the Restricted Period; provided, however, that to the extent that any such Awards contain the right to receive dividends or dividends equivalents during

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the Restricted Period, such dividends or dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10. Restricted Stock Units.
(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding the foregoing, no dividend equivalents will be paid on unvested Awards of Restricted Stock Units during the Restricted Period; provided, however, that to the extent that any such Awards contain the right to receive dividends equivalents during the Restricted Period, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.
(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.

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(e) Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11. Other Stock-Based or Cash-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b) The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12. Change in Control.
(a) Subject to Section 4(f) of the Plan, the Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving entity; (ii) the assumption of any Award by the surviving entity or its parent or subsidiary; (iii) the substitution by the surviving entity or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price for an Option or Stock Appreciation Right equals or exceeds the Change in Control Price, such Award shall terminate and be canceled. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction.
(b) To the extent a Change in Control occurs where the Company is either not party to an agreement or such agreement is silent on the treatment of outstanding Awards, then
(i) In the event of a Change in Control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those

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applicable to the Participant’s Award immediately prior to the Change in Control, there will be no accelerated vesting of Participants’ Awards on account of the Change in Control.
(ii) In the event of a Change in Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control: (A) all Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or Stock Appreciation Rights exercisable) at the time of such Change in Control; and (B) all Performance-Based Awards and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of Performance Goals or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (1) the performance achieved (as determined by the Administrator) or (2) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Change in Control. Notwithstanding the foregoing, if the per share exercise or grant price for an Option or Stock Appreciation Right equals or exceeds the Change in Control Price, such Award shall terminate and be canceled.
(c) For purposes of this Section 12, “Change in Control Price” shall mean (i) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (ii) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13. Amendment and Termination.
(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit described in Section 4 and for any amendment that would require such approval in order to satisfy the rules of the stock exchange on which the Common Stock is traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
(c) Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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Section 15. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16. Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 17. Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

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Section 18. Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 19. Effective Date and Approval Date.
The Plan was originally effective as of July 20, 2017 (the “Original Effective Date”) and was amended and restated as of May 29, 2019 and June 22, 2022. The Plan, as amended and restated hereby, will be effective as of June 7, 2024 (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards that are intended to be Incentive Stock Options will be made under the Plan on or after the tenth anniversary of the earlier of (a) the Effective Date, or (b) the Approval Date. No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve (12) months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.
Section 20. Code Section 409A.
The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
Section 21. Change in Time Commitment.
In the event that a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by applicable law, to (a) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

PetIQ, Inc.   B-18

Appendix B PETIQ, INC. 2024 OMNIBUS INCENTIVE PLAN
Section 22. Securities Law Compliance.
A Participant will not be issued any Shares in respect of an Award unless either (a) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other applicable law governing the Award, and a Participant will not receive such Shares if the Company determines that such receipt would not be in material compliance with applicable law.
Section 23. Erroneously Awarded Compensation.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy or provision will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
Section 24. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 25. Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

B-19   2024 Proxy Statement

PETIQ, INC.
230 E. RIVERSIDE DR.
EAGLE, ID 83616

SCAN TO
VIEW MATERIALS & VOTE

V46761-P10307

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PETIQ, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect five directors, each to serve until the annual meeting next succeeding their election and until their successor is elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. McCord Christensen	☐	☐	☐
1b. Allan Hall	☐	☐	☐
1c. Kimberly Lefko	☐	☐	☐
1d. Sheryl O'Loughlin	☐	☐	☐
1e. Kenneth Walker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve the PetIQ, Inc. 2024 Omnibus Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TOVIEW MATERIALS & VOTE PETIQ, INC.230 E. RIVERSIDE DR. EAGLE, ID 83616 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V46761-P10307 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V46762-P10307PetIQ, Inc.Annual Meeting of Stockholders June 7, 2024 9:00 AMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) McCord Christensen and Zvi Glasman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PetIQ, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Mountain Daylight Time, on June 7, 2024, at the PetIQ, Inc. Corporate Headquarters at 230 E. Riverside Dr., Eagle, ID 83616, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side